UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  _)
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Great Elm Capital Corp.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 1, 2022
Dear Fellow Stockholders:
We invite you to join us at the 2022 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Capital Corp., beginning at 8:30 a.m., Eastern Time, on August 1, 2022. In light of the ongoing public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, we will be holding the Annual Meeting online via live webcast. Stockholders of record and beneficial holders will be able to attend and participate in the Annual Meeting online and submit their questions during the meeting by visiting www.virtualshareholdermeeting.com/GECC2022. Stockholders of record and beneficial holders with a legal proxy will be able to vote their shares electronically during the Annual Meeting.
The Notice of 2022 Annual Stockholders’ Meeting and proxy statement accompanying this letter describe the business that will be discussed and voted upon at the Annual Meeting.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to authorize and submit your proxies over the Internet or by mail as soon as possible. This will not prevent you from voting in person (virtually). If you virtually attend the Annual Meeting you will have the right to revoke your proxy and vote your shares in person (virtually). If your shares are held in the name of a brokerage firm, bank or other nominee of record, please follow the voting instructions appearing on your voting instruction card or the information set forth in the proxy materials. Your vote and participation in our governance are very important to us.
On behalf of our Board of Directors, thank you for your continued support.
Sincerely,
/s/ Matt Kaplan
Matt Kaplan
Chief Executive Officer

NOTICE OF 2022 ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON AUGUST 1, 2022
July 1, 2022
The 2022 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Capital Corp., a Maryland corporation (the “Company”), will be held on Monday, August 1, 2022, beginning at 8:30 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/GECC2022.
The following matters will be considered and voted on at the Annual Meeting:
•
The election of Chad Perry as the Class III director of the Board of Directors, with Mr. Perry to serve until the third annual meeting of stockholders following his election and until his successor is duly elected and qualified;

•	The ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
•
The approval of an amendment to the Investment Management Agreement between the Company and Great Elm Capital Management, Inc. to eliminate $163.2 million of realized and unrealized losses incurred prior to April 1, 2022 from the calculation of future capital gains incentive fees and reset the capital gain incentive fee and mandatory deferral periods in Sections 4.4 and 4.5, respectively, of such agreement to begin on April 1, 2022; and

•	Other matters that may properly come before the Annual Meeting.
The items to be considered at the Annual Meeting may be considered at the Annual Meeting or any postponement or adjournment thereof.
You are entitled to vote at and virtually attend the Annual Meeting, or any postponement or adjournment thereof, only if you were a stockholder of record at the close of business on June 20, 2022. To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions and vote online during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/GECC2022 during the meeting.
Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read this proxy statement and promptly authorize a proxy to vote your shares. You have a choice of voting on the Internet, by telephone, or by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” beginning on page 5 and to the instructions on your voting instruction card or the information set forth in the proxy materials.
/s/ Adam M. Kleinman
Adam M. Kleinman
Secretary
Waltham, Massachusetts
July 1, 2022
Important Notice Regarding the Availability of Proxy Statement Materials for the
2022 Annual Stockholders’ Meeting to be Held on August 1, 2022.
The Proxy Statement, Proxy Card and the Annual Report on Form 10-K are available on the Internet at www.ProxyVote.com.
This proxy statement, the accompanying proxy card or voting instruction card and our Annual Report on Form 10-K for the year ended December 31, 2021 are being provided to stockholders beginning on or about July 1, 2022.

i

PROXY STATEMENT
2022 ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON AUGUST 1, 2022
GENERAL INFORMATION
We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Great Elm Capital Corp, a Maryland corporation (the “Company,” “GECC,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2022 Annual Stockholders’ Meeting of GECC (the “Annual Meeting”) to be held on August 1, 2022, or any postponement or adjournment thereof. We will hold the Annual Meeting at 8:30 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/GECC2022. Due to the ongoing public health impact of the novel coronavirus (“COVID-19”) pandemic and to support the health and well-being of our stockholders, the Company is holding the Annual Meeting in virtual meeting format. Stockholders of record and beneficial holders with a legal proxy will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit their questions during the meeting by visiting www.virtualshareholdermeeting.com/GECC2022. The Notice of 2022 Annual Stockholders’ Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the proxy card and any accompanying proxy materials will be made available to stockholders on or about July 1, 2022.

QUESTIONS AND ANSWERS
Proxy Materials
1.	Why did I receive GECC’s proxy materials?
Since you owned shares of our common stock at the close of business on June 20, 2022, the record date for the Annual Meeting (the “Record Date”), you are considered a stockholder of record. You are invited to virtually attend the Annual Meeting and are entitled and requested to consider and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.
2.	What is included in the proxy materials?
The proxy materials include:
•	Our Notice of 2022 Annual Stockholders’ Meeting;
•	Our proxy statement for the Annual Meeting;
•	Our Annual Report on Form 10-K for the year ended December 31, 2021; and
•	A proxy card or voting instruction card.
3.	What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, our Board and board committees, corporate governance, the compensation of our directors and executive officers, and other required information.
4.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?
If you share an address with another stockholder, you may receive only one set of printed proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of printed proxy materials, please request an additional copy by contacting Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095. A separate set of printed proxy materials will be sent promptly following receipt of your request.
If you are a stockholder of record as of the close of business on the Record Date and wish to receive a separate set of printed proxy materials in the future, or if you have received multiple sets of printed proxy materials and would like to receive only one set of printed proxy materials in the future, please contact our transfer agent, American Stock Transfer & Trust Company, LLC at:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
(800) 937-5449
If you are a beneficial owner of shares as of the close of business on the Record Date and you wish to receive a separate set of printed proxy materials in the future, or if you have received multiple sets of printed proxy materials and would like to receive only one set of printed proxy materials in the future, please contact your bank or broker directly.
Stockholders may also contact us to request a separate copy of the proxy materials:
Great Elm Capital Corp.
Attn: Investor Relations
800 South Street, Suite 230
Waltham, MA 02453
(617) 375-3006
investorrelations@greatelmcap.com

5.	Who pays the cost of soliciting proxies for the Annual Meeting?
GECC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing any printed proxy materials and of soliciting proxies.
Our Board, officers and employees may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.
We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial stockholders.
Proposals To Be Voted On
6.	What items of business will be voted on at the Annual Meeting?
The business items to be voted on at the Annual Meeting are:
•
Proposal 1: Election of Chad Perry as the Class III director of the Board, with Mr. Perry to serve until the third annual meeting of stockholders following his election and until his successor is duly elected and qualified;

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s registered independent public accounting firm for the year ending December 31, 2022; and
•
Proposal 3: Approval of an amendment (the “Amendment”) to the Investment Management Agreement between the Company and Great Elm Capital Management, Inc. (“GECM”) to reset the capital gains incentive fee and mandatory deferral periods in Sections 4.4 and 4.5, respectively, to begin on April 1, 2022.

Stockholders will also consider and vote on any other matter that may properly be brought before the Annual Meeting or any postponement or adjournment thereof.
7.	What is the practical impact of approving Proposal 3?
If stockholders approve Proposal 3 and the Amendment is adopted, $163.2 million of realized and unrealized losses incurred prior to April 1, 2022 would be eliminated from the calculation of future Capital Gains Incentive Fees (as defined below). Eliminating these prior losses of $163.2 million significantly increases the likelihood that future incentive fees will be paid to GECM and would also likely result in significantly higher incentive fees being paid to GECM than might otherwise have been paid absent the Amendment, depending on future performance.
Under the Existing Investment Management Agreement (as defined below), as a result of realized and unrealized losses incurred prior to April 1, 2022, GECC (with approximately $299 million of investment assets (including short-term investments) as of March 31, 2022) would need to achieve $163.2 million in realized gains (assuming no reversal of unrealized capital losses) before GECM would start to earn Capital Gains Incentive Fees on any additional realized capital gains. Under the proposed Amendment, GECM would immediately be able to earn an incentive fee on realized gains, and previous realized and unrealized losses of $163.2 million would be eliminated from the calculation. To that end, if GECC were to achieve $163.2 million in realized gains ratably over a 5 year period (i) under the Existing Investment Management Agreement, GECM would not be entitled to receive any Capital Gains Incentive Fee and (ii) under the Existing Management Agreement as amended by the Amendment, GECM would receive $6.5 million of Capital Gains Incentive Fee per year. As a result, at the end of a 5 year period, under the Existing Investment Management Agreement, GECM would have received Capital Gains Incentive Fees of $0 and, under the Amendment, an aggregate of $32.5 million (in each case, assuming $163.2 million in realized gains (assuming no reversal of unrealized capital losses) over the 5 year period).
8.	Will there be any changes to the Existing Investment Management Agreement if stockholders do not approve the Amendment described in Proposal 3?
No. The Existing Investment Management Agreement is currently in effect and will remain in effect, unchanged, if stockholders do not approve the Amendment.

9.	What are my voting choices?
You may vote “FOR” or “WITHHOLD” for the election of Chad Perry as the Class III director. You may vote “FOR,” “AGAINST” or “ABSTAIN” for the ratification of the appointment of Deloitte as our registered independent public accounting firm and you may vote “FOR,” “AGAINST” or “ABSTAIN” for the approval of the Amendment to the Investment Management Agreement.
10.	What are the voting recommendations of our Board?
Our Board recommends that you vote your shares “FOR” the election of Chad Perry as the Class III director, “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm and “FOR” the approval of the Amendment to the Investment Management Agreement.
11.	What vote is required to approve each item?
To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Charter and Bylaws, the presence in person (virtually) or by proxy of our stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum.
For Proposal 1 if you indicate “WITHHOLD” or for Proposals 2 and 3 if you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For Proposal 1, only votes “FOR” are counted in determining whether a plurality has been cast in favor of the election of the director. For Proposal 2, an abstention will not be considered a vote cast and will have no effect on the outcome of Proposal 2. An abstention will have the same effect as a vote cast “AGAINST” Proposal 3.
As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to Proposal 1. We do not expect any broker non-votes with respect to Proposal 2. Broker non-votes will have the same effect as votes “AGAINST” Proposal 3. See Question 19 for more information on broker non-votes.
At a meeting where a quorum is present, the required vote for each proposal is as follows:
Proposal		Required Vote
1.	Election of the nominee to serve as a Class III director	Plurality of the votes cast
2.	Ratification of the appointment of the independent registered public accounting firm	Majority of the votes cast
3.	Approval of the Amendment to the Investment Management Agreement	Investment Company Act Majority (as defined below)
12.	What happens if additional items are presented at the Annual Meeting?
We are not aware of any item that may be considered and voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting may vote in their discretion on any additional matters that are properly brought before the Annual Meeting or any postponement or adjournment thereof, including matters incidental to the conduct of the meeting.
13.	Is my vote confidential?
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.
Confidentiality will also not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board, unless the persons engaging in the opposing solicitation provide stockholders with confidential voting comparable to that which we provide.
14.	Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at www.greatelmcc.com.

How You Can Vote
15.	What shares can I vote?
You are entitled to one vote for each share of our common stock that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, 7,601,958 shares of our common stock were outstanding.
16.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of the shares. As the stockholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares in person (virtually) at the Annual Meeting, or any postponement or adjournment thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.
Beneficial Owner
If your shares are held through a bank, broker or other nominee, it is likely that such shares are registered in the name of the bank, broker or other nominee and you are the beneficial owner of shares held in street name.
As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you are also invited to virtually attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting, or any postponement or adjournment thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. Obtaining a legal proxy may take several days.
17.	How can I vote?
For directions on how to vote, please refer to the following instructions and those included on your proxy card or voting instruction card. Whether you hold your shares as a stockholder of record or as a beneficial owner, you may direct how your shares are to be voted without virtually attending the Annual Meeting or any postponement or adjournment thereof. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.
Voting in Person (Virtually) – You may vote online during the Annual Meeting, or any postponement or adjournment thereof, those shares that you hold in your name as the stockholder of record as of the close of business on the Record Date prior to the closing of the polls. Beneficial owners should follow the steps set forth in Question 16 above. See Question 24 below regarding how to attend (virtually) the Annual Meeting.
Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.
Voting by Internet – Stockholders may vote over the Internet by following the instructions on the proxy card or voting instruction card. When voting by internet, stockholders must have available the control number included on their proxy card.
Voting by Telephone – Stockholders of record may vote by telephone by calling the number specified on the proxy card and following the instructions. When voting by telephone, stockholders must have available the control number included on their proxy card. Most stockholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These stockholders should check the card for telephone voting availability.
Voting by Mail – Stockholders who have received a paper copy of the proxy materials may vote by mail by signing, dating and returning their proxy card or voting instruction card in the envelope provided.
18.	How will my shares be voted?
Your shares will be voted as you specifically instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting, or any postponement or adjournment thereof.
19.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?
If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm (Proposal 2). Your broker will be prohibited, however, from voting your shares on the election of the Class III director (Proposal 1) or the approval of the Amendment to the Investment Management Agreement (Proposal 3). “Broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast with respect to Proposal 1. Broker non-votes will have the same effect as votes “AGAINST” Proposal 3.
20.	Will shares that I own as a stockholder of record be voted if I do not timely complete and submit my online ballot or return my proxy card?
Shares that you own as a stockholder of record will be voted as you instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not timely complete and submit your online ballot or return your proxy card, your shares will not be voted unless you or your proxy holder virtually attends the Annual Meeting or any postponement or adjournment thereof and votes in person (virtually) as described in Question 17.
21.	When is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting or any postponement or adjournment thereof. The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on Sunday, July 31, 2022.
If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.
22.	May I change or revoke my vote?
You may change your vote at any time prior to the closing of the polls at the Annual Meeting.
If you are a stockholder of record, you may change your vote by authorizing a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 25 prior to your shares being voted, or by attending the Annual Meeting and voting in person (virtually). Virtual attendance at the meeting, without voting, will not cause your previously granted proxy to be revoked.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person (virtually). Virtual attendance at the meeting, without voting, will not cause your previously granted proxy to be revoked.
23.	Who will serve as inspector of elections?
The inspector of elections will be a representative of Broadridge Financial Solutions, Inc.
Attending the Annual Meeting
24.	Who can attend the Annual Meeting?
The Annual Meeting has been designed to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders of record as of the close of business on the Record Date, and beneficial owners with a legal proxy, will be able to attend (virtually) and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GECC2022.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The Annual Meeting will begin promptly at 8:30 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:15 a.m.
The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:15 a.m. Eastern Time on August 1, 2022 through the conclusion of the Annual Meeting.
Stockholder Proposals and Director Nominations
25.	When is the deadline to submit stockholder proposals to be included in the proxy materials for next year’s Annual Stockholders’ Meeting?
Stockholder proposals that are intended to be included in our proxy materials for next year’s Annual Stockholders’ Meeting must be received by our Corporate Secretary no later than March 3, 2023 and must be submitted to Corporate Secretary, Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, MA 02453.
Proposals that are not timely submitted by March 3, 2023 or are submitted to the incorrect address or other than to the attention of our Corporate Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Stockholder proponents must meet the eligibility requirements of the SEC’s Stockholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.
See Question 26 for a description of the procedures in our Bylaws through which stockholders may nominate and include director candidates in our proxy statement.
26.	How may I nominate director candidates or present other business for consideration at an Annual Stockholders’ Meeting?
Stockholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s Annual Stockholders’ Meeting or (2) present other items of business directly at next year’s Annual Stockholders’ Meeting must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 25. Any such notice also must include the information required by our Bylaws (which may be obtained as provided in Question 28) and must be updated and supplemented as provided in the Bylaws.

Our current Bylaws require that notice of director nominees, or for the presentation of other items of business, must be received at least 120 days but not more than 150 days prior to the first anniversary of the date the proxy statement was first sent to stockholders in connection with the last annual stockholders’ meeting, unless the date of next year’s annual stockholders’ meeting has been changed by more than 30 days from the anniversary of the prior year’s meeting date. In that case, notice by stockholders must be received at least 120 days but not more than 150 days prior to the date of such annual stockholders’ meeting as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Assuming the 2023 annual stockholders meeting is within the 30 day window discussed above, the period for the receipt from stockholders of any such notice for the 2023 annual stockholders’ meeting will begin on March 4, 2023 and end on April 3, 2023 at 5:00 p.m. Eastern Time.
These above-mentioned notice requirements applicable under our advance notice Bylaw provisions do not apply to stockholder proposals intended for inclusion in our proxy materials under the SEC’s Stockholder Proposal Rule (Rule 14a-8). The deadline for receiving those proposals is set forth in Question 25. These notice requirements also do not apply to questions that a stockholder may wish to ask at the Annual Stockholders’ Meeting.
In addition to satisfying the notice requirements under our advance notice Bylaw provisions, to comply with the universal proxy rules (once effective) stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the next annual meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made. Accordingly, for the next annual meeting we must receive such notice no later than June 2, 2023.
27.	How may I recommend candidates to serve as directors?
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board by writing to our Corporate Secretary at the address set forth in Question 25. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on the Board and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.
Obtaining Additional Information
28.	How may I obtain financial and other information about GECC?
Our consolidated financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2021 that accompanies this proxy statement.
We file our Annual Report on Form 10-K with the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the SEC are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, on our website at www.greatelmcc.com.
We also will furnish a copy of our 2021 Form 10-K (excluding exhibits, except those that are specifically requested), Bylaws, code of business conduct and ethics and board standing committee charters without charge to any stockholder who so requests by writing to our Corporate Secretary at the address in Question 25.
You can view these materials on the Internet by accessing our website at www.greatelmcc.com and on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov.

29.	What if I have questions for the Company’s transfer agent?
If you are a stockholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone number:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
(800) 937-5449
30.	How do I get additional copies of this proxy statement or voting materials?
If you need additional copies of this proxy statement or voting materials, please contact us at:
Great Elm Capital Corp.
Attn: Investor Relations
800 South Street, Suite 230
Waltham, MA 02453
investorrelations@greatelmcap.com

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:
•	each of the directors and executive officers;
•	all of our current executive officers and directors as a group; and
•	each person known by us to be beneficial owners of 5% or more of our outstanding common stock.
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own more than 5% of our common stock is based upon Schedule 13G and Schedule 13D filings filed by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power.
Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of the close of business on the Record Date, 7,601,958 shares of common stock were issued and outstanding.
The address for each of our current directors and executive officers is c/o Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453.
Beneficial Owner	Shares Beneficially Owned	Percent of Class
Interested Directors
Erik A. Falk	—	*
Matthew Drapkin(1)	860,088	11.3%

Independent Directors
Mark Kuperschmid(2)	11,972	*
Richard Cohen(3)	—	*
Chad Perry(4)	—	*

Executive Officers
Matt Kaplan	2,000	*
Adam Kleinman	20,558	*
Keri Davis	2,473	*
Directors and executive officers as a group (8 persons)	897,091	11.8%

5% Beneficial Owners
Great Elm Group, Inc.(5)	2,287,387	30.1%
Lenders Funding LLC(6)	566,239	7.4%
Entities affiliated with Imperial Capital Asset Management, LLC(7)	750,413	9.9%
Entities affiliated with Northern Right Capital Management, L.P.(8)	798,471	10.5%
*	Less than one percent.
(1)	Mr. Drapkin joined the Board in March 2022. Includes the 798,471 shares identified in footnote (8) below.
(2)
Represents shares held by Benmark Investments LLC (1568 Columbus Ave., Burlingame, California 94010). Mr. Kuperschmid disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)	Mr. Cohen joined the Board in March 2022.
(4)	Mr. Perry joined the Board in March 2022.
(5)
Great Elm Group, Inc. (“GEG”) is the beneficial owner of 2,287,387 shares of our common stock, including 1,814,111 shares of our common stock of which it has sole voting and dispositive power and 473,276 shares of our common stock of which it has shared voting and dispositive power. The address for Great Elm Group, Inc. is 800 South Street, Suite 230, Waltham, MA 02453.

(6)
Based on information provided to the Company and furnished in a Schedule 13G/A filed with the SEC on February 4, 2022, jointly by Lenders Funding, LLC (“LF”) and Robert Zadek. Each of LF and Mr. Zadek reported shared voting and dispositive power over 566,239 shares of our common stock.

(7)
Based on information provided to the Company and furnished in a Schedule 13G/A filed with the SEC on February 14, 2022, jointly by ICAM, Long Ball Partners, LLC (“Long Ball”), IC Leverage Income Fund, LLC (“IC Leverage”), Imperial Capital Group Holdings II, LLC (“Imperial Holdings II”), Imperial Capital Group Holdings, LLC (“Imperial Holdings”), Jason Reese, and Randall Wooster. ICAM and Long Ball reported shared voting and dispositive power over 113,120 shares of our common stock; Imperial Holdings and Mr. Wooster reported shared voting and dispositive power over 219,171 shares of our common stock; IC Leverage reported shared voting and dispositive power over 18,934 shares of our common stock; Imperial Holdings II reported shared voting and dispositive power over 200,236 shares of our common stock; and Mr. Reese reported shared voting and dispositive power over 332,291 shares of our common stock. ICAM subsequently received 100,000 shares of our common stock from GEG, as reported on a Form 4 filed on May 12, 2022. ICAM subsequently received 467,018 shares of our common stock in connection with the Rights Offering (as defined below).

(8)
Based on information provided to the Company and furnished in a Schedule 13G/A filed with the SEC on June 21, 2022, jointly by Northern Right Capital Management, L.P. (“Northern Right”), Northern Right Capital (QP), L.P. (“Northern Right QP”), NRC Partners I, LP (“NRC”), BC Advisors, LLC (“BCA”) and Matthew Drapkin. Each of Northern Right, BCA and Mr. Drapkin reported shared voting and dispositive power over 798,471 shares of our common stock; Northern Right QP reported shared voting and dispositive power over 220,399 shares of our common stock; and NRC reported shared voting and dispositive power over 208,932 shares of our common stock.

Set forth below is the dollar range of equity securities beneficially owned as of the Record Date by each of our current directors. We are not a “family of investment companies,” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
Name of Director	Dollar Range of Equity Securities of GECC(1)(2)
Independent Directors
Mark Kuperschmid	Over $100,000
Richard Cohen(3)	None
Chad Perry(4)	None

Interested Directors
Matthew Drapkin(5)	Over $100,000
Erik A. Falk	None
(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)	The dollar range of equity securities beneficially owned is based on the closing price for our common stock of $12.62 on June 17, 2022.
(3)	Mr. Cohen joined the Board in March 2022.
(4)	Mr. Perry joined the Board in March 2022.
(5)	Mr. Drapkin joined the Board in March 2022.

PROPOSALS TO BE CONSIDERED AND VOTED ON
Proposals 1, 2 and 3 have been included in this proxy statement at the direction of our Board. Our Board recommends that you vote “FOR” the nominee listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.
Proposal 1: Election of the Class III Director
The Board currently has five members. Two of these members are interested directors and three are independent directors. An interested director is an “interested person” of the Company, as defined in the Investment Company Act. Mr. Drapkin falls within the purview of this definition due to his and Northern Right’s ownership of GEG’s common stock and GEG’s Senior Convertible PIK Notes due 2030 (“GEG PIK Notes”). Mr. Drapkin serves as the Chief Executive Officer of Northern Right. Mr. Falk falls within the purview of this definition because he owns GEG PIK Notes. There are no arrangements or understandings between the Company and Mr. Drapkin or Mr. Falk with respect to either of their service on our Board. Our Board determined that each of Mr. Kuperschmid, Mr. Cohen and Mr. Perry are independent directors within the meaning of the Investment Company Act, the Exchange Act, and the Nasdaq Stock Market Rules (the “Nasdaq Rules”).
Directors are divided into three classes and are elected for staggered terms, with a term of office of one of the three classes of directors expiring at each annual stockholders’ meeting. Each director will hold office for the term ending at the third annual stockholders’ meeting following his election and until his successor is duly elected and qualified. Our Board has nominated Chad Perry as our Class III director.
Director/Nominee(1)	Class	Term Expires	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
Mark Kuperschmid	I	2023	✔	Chair	✔
Richard Cohen	I	2023	Chair	✔	✔
Matthew Drapkin	II	2024
Erik A. Falk	II	2024
Chad Perry*	III	2022	✔	✔	Chair
*	Indicates the Class III Director nominee
(1)	This column reflects the current directors and nominee on the Board.
Properly authorized proxies will be voted “FOR” the election of the Class III director nominee, unless other instructions are specified. If the nominee should become unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce the authorized number of directors. In no event may the proxies be voted for more than one nominee. Election of the nominee for director requires the receipt of “FOR” votes constituting a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present. Since the nominee for director is running unopposed, the nominee for director may be elected with only one vote cast at the Annual Meeting, assuming a quorum is present.
Information about the Nominees and Directors
Biographical information regarding the Class III nominee, as well as each of the other directors, and such person’s qualifications to serve as a director, is set forth on the succeeding pages. Unless otherwise indicated, each director held his principal occupation or other positions with the same or predecessor organizations for at least the last five years. There are currently no family relationships among any director, nominee, or executive officer.

Nominee for Class III Director
Mr. Perry has been nominated for election as Class III director for term expiring at the 2025 Annual Stockholders’ Meeting and when his successor is duly elected and qualified. The nominee is not being nominated for election pursuant to any agreement or understanding between either of them and the Company.
Name, Address and Age(1)	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director/ Nominee	Other Directorships Held by Director During Past 5 Years
Chad Perry (50)	Director	Until 2022 (since 2022)	Executive Vice President and General Counsel – Tanger Factory Outlet Centers, Inc.	N/A	DWS Fund Complex
(1)	The address for the Class III director is c/o Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453.
Chad Perry joined Tanger Factory Outlet Centers, Inc. in December 2011 as Executive Vice President - General Counsel and was named Secretary in May 2012. His responsibilities include corporate governance, compliance, management of the in-house legal department and other legal matters, as well as Human Resources, Business Development and Real Estate Development. He was Executive Vice President and Deputy General Counsel of LPL Financial Corporation from May 2006 to December 2011. Previously, he was Senior Corporate Counsel of EMC Corporation. Chad began his legal career with international law firm Ropes & Gray LLP. Mr. Perry is a graduate of Princeton University, and earned a J.D. from Columbia University, where he was a Harlan Fiske Stone Scholar. He is a member of both the Massachusetts and California bar associations.
We believe Mr. Perry’s executive and legal experience and service as a director at a fund company qualifies him to serve on our Board.
Class I Directors (continuing directors not up for re-election at the Annual Meeting)
Name, Address and Age(1)	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director/ Nominee	Other Directorships Held by Director During Past 5 Years
Mark Kuperschmid (59)	Director	Until 2023 (since inception)	Managing Member – Benmark Investments LLC	N/A	None
Richard M. Cohen (71)	Director	Until 2023 (since 2022)	President – Richard M. Cohen Consultants	N/A	Smart For Life Direct Digital Holdings Ondas Network
(1)	The address for each of the Class I directors is c/o Great Elm Capital Corp., 800 South Street. Suite 230. Waltham. Massachusetts 02453.
Mark Kuperschmid is our Lead Independent Director. Mr. Kuperschmid has served as managing member of Benmark Investments LLC since May 2006 and has been a private investor/advisor across a variety of industries, and has served in operating roles or provided strategic consulting services with respect to several investments. He previously served as Co-Head of Technology Investment Banking for Banc of America Securities and ran Trammell Crow Company’s Northern California commercial real estate operation. He began his career as a financial analyst with Morgan Stanley in New York. Mr. Kuperschmid holds a B.S./B.A. with honors from the University of Pennsylvania (Wharton) and an M.B.A. from Stanford University.

We believe Mr. Kuperschmid’s involvement with GECC and his experience advising and consulting in various industries qualifies him to serve on our Board.
Richard Cohen has been the President of Richard M. Cohen Consultants since 1996, a company providing financial consulting services to both public and private companies. He has served as a Director of Ondas Holdings (NASDAQ: ONDS) since 2018, Direct Digital (NASDAQ: DRCT) since November 2021 and Smart For Life, Inc. ( NASDAQ: SMFL ) since February 2022. From March 2012 to July 2015, he was the Founder and Managing Partner of Chord Advisors, a firm providing outsourced CFO services to both public and private companies. From May 2012 to August 2013, he was the Interim CEO and member of the Board of CorMedix Inc. (NYSE: CRMD). From July 2008 to August 2012, Mr. Cohen was a member of the Audit Committee of Rodman and Renshaw, an investment banking firm. From July 2001 to August 2012, he was a partner with Novation Capital until its sale to a private equity firm. Mr. Cohen holds a B.S. with honors from the University of Pennsylvania (Wharton), an M.B.A. from Stanford University and a CPA from New York State (inactive).
We believe Mr. Cohen’s accounting background and his service as a director for other companies qualifies him to serve on our Board.
Class II Directors (continuing directors not up for re-election at the Annual Meeting)
Name, Address and Age(1)	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director/ Nominee	Other Directorships Held by Director During Past 5 Years
Matthew A. Drapkin (49)(2)	Chairman of the Board	Until 2024 (since 2022)	Chief Executive Officer – Northern Right	4(3)	Northern Right GEG PRGX Intevac
Erik A. Falk (52)(4)	Director	Until 2024 (since 2021)	Head of Strategy – Magnetar Capital	N/A	None
(1)	The address for the Class II directors is c/o Great Elm Capital Corp., 800 South Street, Suite 230. Waltham. Massachusetts 02453.
(2)	Mr. Drapkin is an interested person of the Company due to his and Northern Right’s ownership of GEG’s common stock and GEG PIK Notes.
(3)
Mr. Drapkin is also the managing member of the general partner of BCA, the General Partner of Northern Right. Northern Right is the general partner of Northern Right QP and NRC. Therefore, Northern Right has control of both entities. Northern Right also has investment management agreements with two separately managed accounts giving Northern Right the power to vote, acquire or dispose of securities.

(4)	Mr. Falk is an interested person of the Company due to his ownership of GEG PIK Notes.
Matthew A. Drapkin is Chief Executive Officer & Portfolio Manager of Northern Right Capital, an alternative asset manager focused on small and mid cap public companies. Mr. Drapkin currently serves as Executive Chairman of Boardroom Alpha, Inc., an analytics company. Mr. Drapkin previously served on the board of directors of Intevac, a publicly-traded provider of equipment solutions to the hard-disk drive industry and high-sensitivity imaging products, primarily for the defense market, as Chairman of the Board of Ruby Tuesday, a restaurant operator, Lead Independent Director of Hot Topic, a specialty retailer, and a director of Xura (formerly known as Comverse), a provider of telecommunications businesses solutions, Glu Mobile, a mobile gaming company, Plato Learning, a provider of curriculum management, and Alloy, a diversified media company. Before joining Northern Right Capital in December 2009, Mr. Drapkin had extensive investment experience, including his work as Head of Research, Special Situations, and Private Equity at ENSO Capital, a New York-based hedge fund, and Senior VP of Corporate Development at MacAndrews & Forbes, where he participated in more than $3 billion of transactions, including Scientific Games, Deluxe Entertainment Services, AM General, and Scantron. Prior to MacAndrews & Forbes, Mr. Drapkin served as General Manager of two of Condé Nast publications’ wholly-owned Internet sites, Epicurious.com and Concierge.com, and headed Conde Nast’s Internet venture investment effort. Mr. Drapkin began his career as an investment banker at Goldman, Sachs and Co where he advised companies on corporate finance and M&A matters. He holds a J.D. from Columbia Law School, an M.B.A. from Columbia Business School, and a B.A. in American History from Princeton University.
We believe Mr. Drapkin’s experience with Northern Right and service as a director of other companies qualifies him to serve on our Board.

Erik A. Falk currently serves as Head of Strategy at Magnetar Capital, an alternative asset manager with about $13 billion in AUM as of January 2021. His primary focus is developing and implementing strategic initiatives within the firm’s Alternative Credit and Fixed Income business. Before joining Magnetar Capital in early 2017, Mr. Falk oversaw certain funds at Kohlberg Kravis Roberts & Co. (“KKR”) as Global Head of Private Credit, and served on the firm’s Private Credit Investment Committee, its Leveraged Credit Investment Committee and its Portfolio Management Committee for the credit business. Mr. Falk has served on the boards of the Loan Syndications and Trading Association (LSTA), Corporate Capital Trust and Corporate Capital Trust II − Business development companies sub-advised by KKR – and various companies on behalf of Deutsche Bank. Mr. Falk holds a B.S. and an M.S. from Stanford University.
We believe Mr. Falk’s asset management and credit market insights and experience qualify him to serve on our Board.
THE BOARD RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR
NOMINEE NAMED IN THIS PROXY STATEMENT

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The members of the Audit Committee and our Board believe the continued retention of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is in our best interest. We do not anticipate representatives of Deloitte will be present at the Annual Meeting. Thus, it is not expected that they will have an opportunity to make a statement regarding their services, or be available to respond to questions. The Board does not know of any direct or indirect financial interest of Deloitte in the Company. Ratification requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.
Deloitte served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021, 2020 and 2019. The audit reports of Deloitte on the Company’s financial statements as of and for the fiscal years ended December 31, 2021 and 2020 and for the period ended December 31, 2019 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Principal Accountant Fees and Services. The following table presents fees for professional services rendered by Deloitte for the fiscal years ended December 31, 2021 and 2020.
	Year Ended December 31,
	2021	2020
Audit fees	$434,000	$420,000
Audit-related fees	—	—
Tax fees	$31,400	$24,500
All other fees	—	—
Total fees	$465,400	$444,500
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Deloitte in connection with statutory and regulatory filings.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.
All Other Fees. All other fees would include fees for products and services other than the services reported above.
Pre-Approval Policy. Our Audit Committee established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by the Company’s independent registered public accounting firm. The policy requires that our Audit Committee pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to our Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of our Audit Committee. However, our Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to our Audit Committee at its next scheduled meeting. Our Audit Committee has not delegated its responsibilities to pre-approve services performed by the independent registered public accounting firm to management as of December 31, 2021.
THE BOARD RECOMMENDS YOU VOTE “FOR” PROPOSAL 2

Proposal 3: Approval of the Amendment to the Investment Management Agreement
Background
The Board, including a majority of the independent directors, approved the Amendment to the capital gains incentive fee and mandatory deferral provisions in Sections 4.4 and 4.5, respectively, of the Investment Management Agreement, dated as of September 27, 2016, between the Company and GECM (the “Existing Investment Management Agreement” and, as amended by the Amendment, the “Investment Management Agreement”), which it believes to be in the best interests of the Company and its stockholders. The Board believes the Amendment is in the best interest of the Company and its stockholders because the Board believes that achievable incentive fees are an important inducement to enhance manager performance under its new executive leadership. The Existing Investment Management Agreement is currently in effect and will remain in effect, unchanged, if stockholders do not approve the Amendment.
Stockholders of the Company are being asked to approve the Amendment. The Amendment will amend (i) Section 4.4 of the Existing Investment Management Agreement to provide that (x) the Capital Gains Commencement Date (as defined below) shall be April 1, 2022 and (y) for the year ending December 31, 2022, the Capital Gains Incentive Fee (as defined below) shall be calculated for the period beginning on the Capital Gains Commencement Date and ending on December 31, 2022 and (ii) Section 4.5 of the Existing Investment Management Agreement to provide that (x) the Trailing Twelve Quarters (as defined below) shall commence April 1, 2022 (the “Mandatory Deferral Commencement Date”) and (y) in the event the Trailing Twelve Quarters is less than twelve full calendar quarters, Trailing Twelve Quarters shall mean the period from the Mandatory Deferral Commencement Date through the quarter ending on or prior to the date such Income Incentive Fee (as defined below) payment is to be made.
As of March 31, 2022, there were approximately $4.9 million of accrued Income Incentive Fees (as defined below) (the “Accrued Unpaid Income Incentive Fees”). The Accrued Unpaid Income Incentive Fees had been deferred in accordance with the Existing Investment Management Agreement and were waived by GECM as of March 31, 2022. The results of the vote on this Proposal 3 will not affect the waiver of prior incentive fees, which has already occurred. As a result of the waiver, the amount of incentive fees that GECM would have received if the Amendment was in effect in prior periods would not have changed the fees payable during such periods. If stockholders approve Proposal 3 and the Amendment is adopted, $163.2 million of realized and unrealized losses incurred prior to April 1, 2022 would be eliminated from the calculation of future Capital Gains Incentive Fees. Eliminating these prior losses of $163.2 million significantly increases the likelihood that future incentive fees will be paid to GECM and would also likely result in significantly higher incentive fees being paid to GECM than might otherwise have been paid absent the Amendment, depending on future performance.
GECM has waived Accrued Unpaid Income Incentive Fees as of March 31, 2022. As a result of that waiver, the Company recognized the reversal of these Accrued Unpaid Income Incentive Fees during the period ending March 31, 2022, resulting in a corresponding increase in income and increase in net asset value in such period (subject to any offsetting additional expenses or loss). A copy of the Amended and Restated Investment Management Agreement giving effect to the Amendment is attached to this Proxy Statement as Annex A.
Under the Existing Investment Management Agreement, as a result of realized and unrealized losses incurred prior to April 1, 2022, GECC (with approximately $299 million of investment assets (including short-term investments) as of March 31, 2022) would need to achieve $163.2 million in realized gains (assuming no reversal of unrealized capital losses) before GECM would start to earn Capital Gains Incentive Fees on any additional realized capital gains. Under the proposed Amendment, GECM would immediately be able to earn an incentive fee on realized gains, and previous realized and unrealized losses of $163.2 million would be eliminated from the calculation. To that end, if GECC were to achieve $163.2 million in realized gains ratably over a 5 year period (i) under the Existing Investment Management Agreement, GECM would not be entitled to receive any Capital Gains Incentive Fee and (ii) under the Existing Management Agreement as amended by the Amendment, GECM would receive $6.5 million of Capital Gains Incentive Fee per year.
There were no Capital Gains Incentive Fee earned by GECM as calculated under the Existing Investment Management Agreement for the years ended December 31, 2021, 2020 and 2019. The Amendment would reset the Capital Gains Incentive Fee and mandatory deferral period for Income Incentive Fees under Sections 4.4 and 4.5, respectively, of the Existing Investment Management Agreement to begin on April 1, 2022, which would eliminate $163.2 million of losses prior to such date in calculating future Capital Gains Incentive Fees. Eliminating these prior losses of $163.2 million significantly increases the likelihood that future incentive fees will be paid to GECM and would also likely result in significantly higher incentive fees being paid to GECM than might otherwise have been paid absent the Amendment. Given that April 1, 2022 is the first day following GECM's waiver of all Accrued Unpaid Incentive Fees, the fees payable to GECM as of that date would be $0 both before and after the Amendment. The payment of any future incentive fees will depend upon GECC's future performance.
The impact of this Proposal 3 is to eliminate approximately $163.2 million of previously accrued losses in calculating future Capital Gains Incentive Fees, so that GECM is more likely to receive Capital Gains Incentive Fees in the future. The maximum amount of any future Capital Gains Incentive Fees will depend on GECC's future performance.
Information Concerning the Investment Management Agreement
The terms of the Investment Management Agreement are identical to those of the Existing Investment Management Agreement, except for the reset of the Capital Gains Commencement Date and Mandatory Deferral Commencement Date to begin on April 1, 2022, as described above.
Management Services
GECM serves as our investment adviser and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, GECM manages our day-to-day operations and provides investment advisory and management services to us. Under the terms of the Investment Management Agreement, GECM:
•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•	identifies, evaluates and negotiates the structure of our investments (including performing due diligence on our prospective portfolio companies);
•	closes and monitors our investments; and
•	determines the securities and other assets that we purchase, retain or sell.
GECM’s services to us under the Investment Management Agreement are not exclusive, and GECM is free to furnish similar services to other entities.
Management and Incentive Fees
Under the Investment Management Agreement, GECM receives a fee from us, consisting of two components: (1) a base management fee and (2) an incentive fee.
The base management fee is calculated at an annual rate of 1.50% of our average adjusted gross assets, including assets purchased with borrowed funds. The base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the then current calendar quarter. Base management fees for any partial quarter are prorated.
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. One component of the incentive fee is based on income (the “Income Incentive Fee”) and the other component is based on capital gains (the “Capital Gains Incentive Fee”).
Income Incentive Fee
The Income Incentive Fee is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, diligence and consulting fees or other fees that we receive from portfolio companies, but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under an administration agreement, dated as of September 27, 2016 (the “Administration Agreement”), by and between us and GECM, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes any accretion of original issue discount, market discount, payment-in-kind (“PIK”) interest, PIK dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that we and our consolidated subsidiaries have recognized in accordance with GAAP, but have not yet received in cash (collectively, “Accrued Unpaid Income”).
Pre-incentive fee net investment income does not include any realized capital gains or unrealized capital appreciation or depreciation. Because of the structure of the Income Incentive Fee, it is possible that we may pay an Income Incentive Fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable Income Incentive Fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined in accordance with GAAP) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.75% per quarter (7.00% annualized). If market interest rates rise, we may be able to invest in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for GECM to surpass the fixed hurdle rate and receive an Income Incentive Fee based on such net investment income.
We pay the Income Incentive Fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:
•	no Income Incentive Fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;
•
100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than 2.1875% in any calendar quarter (8.75% annualized). We refer to this portion of our pre-incentive fee net investment income as the “catch up” provision. The “catch up” is meant to provide GECM with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if our net investment income exceeds 2.1875% in any calendar quarter; and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).
The following is a graphical representation of the calculation of the income related portion of the incentive fee:

These calculations are adjusted for any share issuances or repurchases during the quarter and will be appropriately prorated for any period of less than three months. The Accrued Unpaid Income Incentive Fees will be deferred, on a security by security basis, and will become payable only if, as, when and to the extent cash is received by us or our consolidated subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (1) reduce pre-incentive fee net investment income and (2) reduce the amount of Accrued Unpaid Income deferred pursuant to the terms of the Investment Management Agreement. Subsequent payments of Income Incentive Fees deferred pursuant to this paragraph do not reduce the amounts payable for any quarter pursuant to the other terms of the Investment Management Agreement.
We will defer cash payment of any Income Incentive Fee otherwise payable to the investment adviser in any quarter (excluding Accrued Unpaid Income Incentive Fees with respect to such quarter) that exceeds (1) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the most recent twelve full calendar quarter period ending on or prior to the date such payment is to be made (the “Trailing Twelve Quarters”) less (2) the aggregate incentive fees that were previously paid to the investment adviser during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees during such Trailing Twelve Quarters and not subsequently paid)

(the “Deferred Incentive Fees”). “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means the sum of (a) pre-incentive fee net investment income in respect of such Trailing Twelve Quarters less (b) net realized capital losses and net unrealized capital depreciation, if any, in each case calculated in accordance with GAAP, in respect of such Trailing Twelve Quarters.
Under the Existing Investment Management Agreement, the Deferred Incentive Fees are calculated with respect to the first twelve full calendar quarters from the date immediately following consummation of the merger of Full Circle Capital Corporation, a Maryland corporation, with and into the Company, using the period from and after such date which is a period of less than twelve full calendar quarters.
Under the Amendment to the Investment Management Agreement, the Deferred Incentive Fees will be calculated with respect to the first Trailing Twelve Quarters from April 1, 2022 (the “Mandatory Deferral Commencement Date”), using the period from and after such date which is a period of less than twelve full calendar quarters. In the event the Trailing Twelve Quarters is less than twelve full calendar quarters, Trailing Twelve Quarters shall mean the period from the Mandatory Deferral Commencement Date through the quarter ending on or prior to the date such Income Incentive Fee payment is to be made.
Capital Gains Incentive Fee
Under the Existing Investment Management Agreement, the Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement, as of the termination date), commencing with the partial calendar year ended December 31, 2016, and is calculated at the end of each applicable year by subtracting (a) the sum of our and our consolidated subsidiaries’ cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) our and our consolidated subsidiaries’ cumulative aggregate realized capital gains, in each case calculated from November 4, 2016. If such amount is positive at the end of such year, then the Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Incentive Fee for such year.
Under the Amendment to the Investment Management Agreement, the Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement, as of the termination date), commencing with the partial calendar year ended December 31, 2022, and is calculated at the end of each applicable year by subtracting (a) the sum of our and our consolidated subsidiaries’ cumulative aggregate realized capital losses (excluding, for the avoidance of doubt, any realized capital losses arising from unrealized capital depreciation occurring prior to April 1, 2022) and aggregate unrealized capital depreciation from (b) our and our consolidated subsidiaries’ cumulative aggregate realized capital gains, in each case calculated from and after April 1, 2022 (the “Capital Gains Commencement Date”). For the year ending December 31, 2022, the Capital Gains Incentive Fee shall be calculated for the period beginning on the Capital Gains Commencement Date and ending on December 31, 2022. If such amount is positive at the end of such year, then the Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Incentive Fee for such year. The Amendment will eliminate approximately $163.2 million of previously accrued losses in calculating future Capital Gains Incentive Fees. As a result, GECM may be more likely to receive Capital Gains Incentive Fees in the future and in significantly higher amounts than they might otherwise have been absent the Amendment. The amount of any future Capital Gains Incentive Fees will depend on GECC’s future performance.
The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment. The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in our portfolio when sold is less than (b) the accreted or amortized cost basis of such investment. The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the fair value of each investment in our portfolio as of the applicable Capital Gains Incentive Fee calculation date and (b) the accreted or amortized cost basis of such investment.

Examples of Quarterly Incentive Fee Calculations
The following hypothetical calculations illustrate the calculation of the Income Incentive Fees under the Investment Management Agreement. Amounts shown are a percentage of total net assets.
	Assumption 1	Assumption 2	Assumption 3
Investment income(1)	5.90%	7.05%	7.90%
Hurdle rate (7% annualized)	1.75%	1.75%	1.75%
“Catch up” provision (8.75% annualized)	2.19%	2.19%	2.19%
Pre-incentive fee net investment income(2)	1.00%	2.15%	3.00%
Incentive fee	—%(3)	0.40%(4)	0.60%(5)
(1)	Investment income includes interest income, dividends and other fee income.
(2)
Pre-incentive fee net investment income is net of management fees and other expenses and excludes organizational and offering expenses. In these examples, management fees are 0.38% (1.50% annualized) of net assets and other expenses are assumed to be 4.53% of net assets.

(3)	The pre-incentive fee net investment income is below the hurdle rate and thus no incentive fee is earned.
(4)
The pre-incentive fee net investment income ratio of 2.15% is between the hurdle rate and the top of the “catch up” provision thus the corresponding incentive fee is calculated as 100% × (2.15% - 1.75%).

(5)
The pre-incentive fee net investment income ratio of 3.00% is greater than both the hurdle rate and the “catch up” provision thus the corresponding incentive fee is calculated as (i) 100% × (2.1875% – 1.75%) or 0.4375% (the “catch up”); plus (ii) 20% × (3.00% - 2.1875%).

The following hypothetical calculations illustrate the calculation of the Capital Gains Incentive Fee under the Investment Management Agreement.
	In millions
	Assumption 1	Assumption 2
Year 1
Investment in Company A	$20.0	$20.0
Investment in Company B	30.0	30.0
Investment in Company C	—	25.0
Year 2
Proceeds from sale of investment in Company A	50.0	50.0
Fair market value (“FMV”) of investment in Company B	32.0	25.0
FMV of investment in Company C	—	25.0
Year 3
Proceeds from sale of investment in Company C	—	30.0
FMV of investment in Company B	25.0	24.0
Year 4
Proceeds from sale of investment in Company B	31.0	—
FMV of investment in Company B	—	35.0
Year 5
Proceeds from sale of investment in Company B	—	20.0

Capital Gains Incentive Fee:
Year 1	$—(1)	$—(1)
Year 2	6.0(2)	5.0(6)
Year 3	—(3)	0.8(7)
Year 4	0.2(4)	1.2(8)
Year 5	—(5)	—(9)
(1)	There is no Capital Gains Incentive Fee in Year 1 as there have been no realized capital gains.
(2)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as $30.0 million × 20%.

(3)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(4)
Aggregate realized capital gains are $31.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $31.0 million × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(5)	There is no Capital Gains Incentive Fee in Year 5 as there are no aggregate realized capital gains for which Capital Gains Incentive Fee has not already been paid in prior years.
(6)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20%. There have been no Capital Gains Incentive Fees paid in prior years.

(7)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses and there is $6.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $6.0 million) × 20% less $5.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(8)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $35.0 million × 20% less $5.8 million (aggregate Capital Gains Incentive Fee paid in prior years).

(9)
Aggregate realized capital gains are $35.0 million. Aggregate realized capital losses are $10.0 million. There is no aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $10.0 million) × 20% less $7.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

As illustrated in Year 3 of Assumption 1 above, if GECC were to be wound up on a date other than December 31 of any year, we may have paid aggregate Capital Gain Incentive Fees that are more than the amount of such fees that would be payable if GECC had been wound up on December 31 of such year.
For the year ended December 31, 2021, we incurred $3.2 million in base management fees and $(4.3) million in income based fees accrued during the period. The incentive fees are currently expected to be deferred in accordance with the Investment Management Agreement. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2021.
For the year ended December 31, 2020, we incurred $2.5 million in base management fees and $1.0 million in income based fees accrued during the period. The incentive fees were deferred in accordance with the Investment Management Agreement. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2020.
For the year ended December 31, 2019, we incurred $3.0 million in base management fees and $2.7 million in income based fees accrued during the period. The incentive fees were deferred in accordance with the Investment Management Agreement. There were no capital gains incentive fees earned by GECM as calculated under the Investment Management Agreement for the year ended December 31, 2019.
The Amendment's reset of the Capital Gain Incentive Fee in Section 4.4 of the Existing Investment Management Agreement to begin on April 1, 2022 would eliminate $163.2 million of historical realized and unrealized losses incurred prior to April 1, 2022 in calculating future incentive fees and potentially make it more likely that GECM would receive such fees in the future and in significantly higher amounts than they might otherwise have been absent the Amendment, depending on future performance.
As a result of past losses relating to GECC's legacy portfolio under prior executive and board leadership, GECM is unlikely to earn any Capital Gain Incentive Fees under the Existing Management Agreement unless GECC (with approximately $299 million of investment assets (including short-term investments) as of March 31, 2022) achieves at least $163.2 million in realized gains (assuming no reversal of unrealized capital losses). Under the proposed Amendment, GECM would immediately be able to earn an incentive fee on realized gains, dependent on future performance, and previously losses would be disregarded.
Payment of Expenses
The services of all investment professionals and staff of GECM, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by GECM. GECM has policies and procedures in place to calculate reimbursement of administrative expenses insofar as they relate to compensation and overhead of administrator personnel and rent on a quarterly basis. Compensation of administrator personnel is allocated based on time allocation for the period. Other overhead expenses are based on a combination of time allocation and total headcount. We bear all other costs and expenses of our operations and transactions, including (without limitation):
•	our organizational expenses;
•
fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to our investments, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);
•
out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to the provision of managerial assistance to our portfolio companies that we agree to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of GECM);

•	interest or other costs associated with debt, if any, incurred to finance our business;
•	fees and expenses incurred in connection with our membership in investment company organizations;
•	brokers’ commissions;
•	investment advisory and management fees;
•	fees and expenses associated with calculating our NAV (including the costs and expenses of any independent valuation firm);
•	fees and expenses relating to offerings of our common stock and other securities;
•	legal, auditing or accounting expenses;
•	federal, state and local taxes and other governmental fees;
•
the fees and expenses of GECM, in its role as the administrator, and any sub-administrator, our transfer agent or sub-transfer agent, and any other amounts payable under the Administration Agreement, or any similar administration agreement or sub-administration agreement to which we may become a party;

•	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of our securities;
•	the expenses of and fees for registering or qualifying our common stock for sale and of maintaining our registration and registering us as a broker or a dealer;
•	the fees and expenses of our directors who are not interested persons (as defined in the Investment Company Act);
•	the cost of preparing and distributing reports, proxy statements and notices to stockholders, the SEC and other governmental or regulatory authorities;
•	costs of holding stockholders’ meetings;
•	listing fees;
•
the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our bylaws or amended and restated articles of incorporation insofar as they govern agreements with any such custodian;

•	our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
•
our allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cyber security and related consultants and email retention) that are used by us or by GECM or its respective affiliates on our behalf (which allocable portion shall exclude any such costs related to investment professionals of GECM providing services to us);

•
direct costs and expenses incurred by us or GECM in connection with the performance of administrative services on our behalf, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

•
all other expenses incurred by us or GECM in connection with administering our business based upon our allocable portion of GECM’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

•
costs incurred by us in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business.

Duration and Termination
Our Board initially approved the Existing Investment Management Agreement on August 8, 2016, and most recently approved the Existing Investment Management Agreement on July 29, 2021. The Investment Management Agreement renews for successive annual periods subject to annual approval by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not “interested persons.” The Investment Management Agreement will automatically terminate if it is assigned. The Investment Management Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The Existing Investment Management Agreement is currently in effect and will remain in effect, unchanged, if stockholders do not approve the Amendment.
Conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to stockholders for approval under the Investment Company Act and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the Investment Management Agreement.
Indemnification
We agreed to indemnify GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with it, to the fullest extent permitted by law, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GECM’s services under the Investment Management Agreement or otherwise as our investment adviser.
Organization of the Investment Adviser
GECM is a Delaware corporation and is registered as an investment adviser under the Advisers Act. GECM’s principal executive offices are located at 800 South Street, Suite 230, Waltham, MA 02453.
Board Approval of the Investment Management Agreement
On July 29, 2021, our Board approved the renewal of the Existing Investment Management Agreement through September 26, 2022. In its consideration of the Existing Investment Management Agreement, our Board focused on information it had received relating to, among other things:
•	the nature, quality and extent of the advisory and other services to be provided to us by GECM;
•	the investment performance of us and GECM;
•
the extent to which economies of scale would be realized as we grow, and whether the fees payable under the Existing Investment Management Agreement reflect these economies of scale for the benefit of our stockholders;

•	comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;
•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;

•	existing and potential sources of indirect income to GECM from its relationship with us and the profitability of those income sources;
•	information about the services to be performed and the personnel performing such services under the Investment Management Agreement;
•	the organizational capability and financial condition of GECM and its affiliates; and
•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.
In connection with their consideration of the renewal of the Existing Investment Management Agreement, our Board gave weight to each of the factors described above, but did not identify any one particular factor as controlling their decision. After deliberation and consideration of all of the information provided, including the factors described above, the Board, including all of its independent members, concluded that the Existing Investment Management Agreement should be approved and continued.
On April 6, 2022, our Board and the independent directors approved the Amendment to reset the Capital Gains Commencement Date and the Mandatory Deferral Commencement Date, effectively resetting the incentive fee total return hurdle, subject to stockholder approval at our next annual meeting. In considering whether to recommend that our stockholders approve the Amendment, the Board considered materials provided by GECM, in addition to meeting with senior personnel of GECM and discussing a number of topics affecting their determination. No single factor was determinative to the decision of the Board. Such topics included the fact that a large portion of the historical losses that would be eliminated by the Amendment related to GECC’s legacy portfolio under prior executive and board leadership and do not reflect GECC’s current investment objectives, including GECC’s increased focus on its specialty finance platform. In March 2022, GECC refreshed its management team by replacing its chief executive officer and three directors and adding new members to its investment team. In light of these management changes and the modification of GECC’s investment strategy, which focuses on quality credits, more liquid income-generating securities and its specialty finance platform, the Board determined it was appropriate to eliminate $163.2 million in past losses incurred prior to April 1, 2022 from the calculation of the Capital Gains Incentive Fee and to reset the Capital Gains Incentive Fee calculation so as to best incentivize GECM to improve future performance, which would benefit stockholders. The Board also considered the fact that, although not contingent on subsequent shareholder approval of the Amendment, GECM had previously waived $4.9 million of accrued incentives fees under the Existing Investment Management Agreement in part due its poor performance under prior leadership. Additionally, the Board considered certain GECC and shareholder protections that are already included in the Existing Investment Management Agreement. Such protections include a mandatory deferral period (which is what made GECM’s $4.9 million of prior incentive fees accrue without payment in prior periods) and that no incentive fees are payable on payment-in-kind interest until GECC receives cash payment for settlement of such instruments. After weighing these factors, the Board, including the independent directors, unanimously approved the Amendment as being in the best interests of the Company and its stockholders.
Approval of Proposal 3 requires the affirmative vote of a “majority of the outstanding voting securities” of the Company entitled to vote at the Annual Meeting. For purposes of Proposal 3, the Investment Company Act defines a “majority of the outstanding voting securities” of the Company as the lesser of (a) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Company (such threshold referred to herein as a “Investment Company Act Majority”). Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal 3.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

AUDIT COMMITTEE REPORT
As of the time of the filing of the Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee of our Board was composed of three directors, each of whom have been determined by our Board to be independent directors. Subsequent to the filing of the Annual Report on Form 10-K for the year ended December 31, 2021, two of the members of the Audit Committee resigned from the Board. As of March 15, 2022, the Audit Committee of our Board was composed of three directors, each of whom have been determined by our Board to be independent directors. Our Board also determined that each member of the Audit Committee is financially literate, and that Mr. Cohen is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee Charter, adopted by the board, is posted on our website at www.greatelmcc.com.
The Audit Committee’s responsibilities include appointing our independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm and assisting the Board in providing oversight of our financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with our independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.
It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that our financial statements and disclosures are complete, accurate and in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. Management is responsible for our financial statements, including the estimates and judgments on which they are based, as well as our financial reporting processes, accounting policies, internal audit function, internal accounting controls, disclosure controls and procedures, and risk management. Our independent registered public accounting firm, Deloitte, is responsible for performing an audit of our annual financial statements, expressing an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States and reviewing our quarterly financial statements.
The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received from Deloitte a report providing the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. Deloitte also discussed its independence with the Audit Committee and confirmed in the report that, in its professional judgment, it is independent of us within the meaning of the federal securities laws.
The Audit Committee also reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 and management’s reports on the financial statements and internal controls. Management confirmed to the Audit Committee that the financial statements have been prepared with integrity and objectivity and that management maintained an effective system of internal controls. Deloitte expressed its professional opinions that the financial statements conform with accounting principles generally accepted in the United States. In addition, our Chief Executive Officer and former Chief Financial Officer reviewed with the Audit Committee the certifications that each filed with the SEC pursuant to the requirements of the Sarbanes- Oxley Act of 2002 and the policies and procedures that management adopted to support the certifications.
Based on these considerations, the Audit Committee recommended to our Board that our audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Richard Cohen, Chair

CORPORATE GOVERNANCE
Director Independence
The Nasdaq Rules require listed companies to have a board of directors with at least a majority of “Independent Directors” (as such term is defined in the Nasdaq Rules). Under the Nasdaq Rules, in order for a director to be deemed independent, the board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.
In accordance with the Nasdaq Rules, our Board annually determines each director’s independence. We do not consider a director independent unless our Board determines that he or she has no material relationship with us or our external investment manager, GECM. We monitor the relationships of our directors and officers through a questionnaire that each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes. In order to evaluate the materiality of any such relationship, our Board uses the definition in Nasdaq Rule 5605(a)(2), which provides that a director of a business development company (“BDC”) shall be considered to be independent if he or she is not an “interested person” of the BDC, as defined in Section 2(a)(19) of the Investment Company Act. Our Board determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Mr. Drapkin and Mr. Falk.
Any member of our Board who has previously been determined to be independent must inform the Chairman of our Board, the Chairman of the Nominating and Corporate Governance Committee and our Corporate Secretary of any change in circumstance that may cause his or her status as an Independent Director to change. Our Board limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to Independent Directors.
Risk Oversight
As is the case with virtually all investment companies, including externally managed BDCs such as GECC (as distinguished from operating companies), service providers to GECC, primarily GECM (located at 800 South Street, Suite 230, Waltham, MA 02453), have responsibility for the day-to-day management of GECC, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk).
Our Audit Committee (which consists only of Independent Directors) meets regularly, and between meetings the Audit Committee Chair maintains contact with our independent registered public accounting firm and our Chief Financial Officer. In addition, our Audit Committee from time to time meets with the independent valuation services that evaluate certain of our securities holdings for which there are not readily available market values. Our Board also receives periodic presentations from senior personnel of GECM regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas such as business continuity, personal trading, valuation, credit and investment research. In addition, our Board, GECM and our other service providers adopted a variety of policies, procedures and controls designed to address particular risks to us. However, it is not possible to eliminate all of the risks. Our Board also receives reports from our legal counsel or lawyers of GECM regarding regulatory compliance and governance matters. The Board’s oversight role does not make our Board a guarantor of our investments or activities or the activities of any of our service providers.
Our Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Our Board annually reviews a written report from our Chief Compliance Officer discussing the adequacy and effectiveness of our and our service providers’ respective compliance policies and procedures.
Our Board believes its role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. As a BDC, we are required to comply with regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 150% immediately after each time we incur indebtedness and we generally have to invest at least 70% of our gross assets in “qualifying assets.”
Board Composition and Leadership Structure
The Investment Company Act requires that at least a majority of the members of our Board be independent directors. Currently, three of our five directors are independent directors. Our Board designated Mark Kuperschmid as our Lead Independent Director. As Lead Independent Director, Mr. Kuperschmid is responsible for coordinating the activities of the other independent directors and for such other duties as are assigned, from time to time, by our Board. Our Board determined that its leadership structure is appropriate in light of the services that GECM and its affiliates provide to us and the potential conflicts of interest that could arise from these relationships.
Director Experience, Qualifications, Attributes and Skills
Our Board believes that the significance of each director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one director may not have the same value for another) and that these factors are best evaluated at the board level, with no single director, or particular factor, being indicative of board effectiveness. However, our Board believes that directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with our management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties – our Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s educational background; business, professional training or practice (e.g., finance, accounting or law), public service or academic positions; experience from service as a board member (including our Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. To assist them in evaluating matters under federal and state law, the directors are counseled by our internal and outside legal counsel, who interact with GECM, and also may benefit from information provided by our or GECM’s legal counsel. Our Board and its committees have the ability to engage their own legal counsel and other experts as appropriate. The Board is required to evaluate its performance on an annual basis.
Board Committees
As of June 3, 2022, GECC maintains an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Our standing committee charters, including our Audit, Nominating and Corporate Governance and Compensation Committee charters, are posted on our website at www.greatelmcc.com. Paper copies may be obtained upon request by writing to: Corporate Secretary, Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.
For the fiscal year ended December 31, 2021, our Board held nine board meetings, eight Audit Committee meetings, one Nominating and Corporate Governance Committee meeting and one Compensation Committee meeting. All directors who were directors during the fiscal year ended December 31, 2021 attended at least 75% of the meetings of our Board and of the committees on which they served, during the period in which they served. No member of our Board, serving as of December 31, 2021, attended last year’s annual meeting of stockholders.
We require each director to make a diligent effort to attend all Board and committee meetings, and encourage directors to attend the annual meeting of stockholders.
Audit Committee. The Audit Committee is a standing committee established in accordance with section 3(a)(58)(A) of the Exchange Act that operates pursuant to an Audit Committee Charter approved by our Board. The Audit Committee Charter sets forth the responsibilities of the Audit Committee, which include selecting or retaining each year an independent registered public accounting firm (the “auditors”) to audit our annual financial statements; reviewing and discussing with management and the auditors our annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to our Board whether the audited financial statements should be included in our annual report on Form 10-K; reviewing and discussing with management and the auditors our quarterly financial statements prior to the filing of our quarterly reports on Form 10-Q; pre-approving our auditors’ engagement to render audit and/or permissible non-audit services: evaluating the qualifications, performance and independence of the auditors; reviewing preliminary valuations of the investment adviser and independent valuation firms and recommending valuations to our Board; and recommending compensation of our Chief Financial Officer to our Board for determination. Our Audit Committee is currently composed of three persons: Mr. Cohen, Mr. Kuperschmid and Mr. Perry, all of whom are considered independent directors under Nasdaq Rule 5605(a)(2). Mr. Cohen currently serves as Chair of the Audit Committee. Our Board determined that Mr. Cohen qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K under the Exchange Act.
The responsibilities and activities of our Audit Committee are described in greater detail in our Audit Committee charter.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting qualified nominees to be elected to our Board by stockholders; identifying, selecting or recommending qualified nominees to fill any vacancies on our Board or a committee hereof; developing and recommending to our Board a set of corporate governance principles applicable to the Company; overseeing the evaluation of our Board and management; and undertaking such other duties and responsibilities as may from time to time be delegated by our Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of three persons: Mr. Cohen, Mr. Kuperschmid and Mr. Perry, all of whom are considered independent directors under Nasdaq Rule 5605(a)(2). Mr. Kuperschmid currently serves as the Chair of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee considers stockholder recommendations for possible nominees for election as directors when such recommendations are submitted in accordance with our Bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding director nominations. Nominations should be sent to Corporate Secretary, Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, MA 02453. To have a candidate considered by our Nominating and Corporate Governance Committee, a stockholder should submit the recommendation in writing and must include the information required by, and follow the procedures specified in, our Bylaws to the address in the previous sentence.
Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of our Board include, to the extent required, compliance with the independence and other applicable requirements of the federal securities laws, the Nasdaq Rules, and any other applicable laws, rules, or regulations; the ability to contribute to the effective management of GECC, taking into account the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with our management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; educational background, business, professional training or practice (e.g., finance, accounting or law), public service or academic positions, experience from service as a board member (including our Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations, and/or other life experiences; and personal and professional integrity, character, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate. Our Board also believes it is appropriate for members of our management to serve as a member of our Board. In addition, although our Nominating and Corporate Governance Committee does not have a formal policy with regard to consideration of diversity in identifying director candidates, our Nominating and Corporate Governance Committee may consider whether a potential candidate’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to our Board’s membership and collective attributes. Such considerations will vary based on our Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.
The responsibilities and activities of our Nominating and Corporate Governance Committee are described in greater detail in our Nominating and Corporate Governance Committee charter.
Compensation Committee. The Compensation Committee is responsible for determining, or recommending to our Board for determining, the compensation of our Chief Executive Officer and all other executive officers, paid directly by us, if any. Additionally, the Compensation Committee assists our Board with all matters related to compensation, as directed by our Board. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. The current members of the Compensation Committee are Messrs. Perry, Kuperschmid and Cohen, all of whom are considered independent directors under Nasdaq Rule 5605(a)(2). Mr. Perry currently serves as the Chair of the Compensation Committee. None of our executive officers is directly compensated by us and, as a result, the Compensation Committee does not produce and/or review and report on executive compensation practices. Our executive officers do not have a role in determining or recommending director compensation.
The responsibilities and activities of our Compensation Committee are described in greater detail in our Compensation Committee charter.

Nasdaq Board Diversity Rules
On August 6, 2021, the SEC approved new Nasdaq Rules concerning board diversity. The new Nasdaq Rules require each Nasdaq-listed company to either have a diverse board (or explain why it does not) and to disclose its board diversity on an annual basis.
We currently meet Nasdaq’s diversity requirement. The Board diversity matrix below presents the Board’s diversity statistics as required by Nasdaq Rules.
(As of the Record Date)*
Total Number of Directors: 5

Part I: Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors Based on Gender Identity	5	—	—	—

Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
*	Based on self-identified diversity characteristics.
Communication with our Board
Stockholders with questions about GECC are encouraged to contact our Investor Relations Department. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board.
Communication with our Board
Stockholders with questions about GECC are encouraged to contact our Investor Relations Department. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board by sending their communications to Great Elm Capital Corp., c/o Adam M. Kleinman, Corporate Secretary, 800 South Street, Suite 230, Waltham, MA 02453. All stockholder communications received in this manner will be delivered to one or more members of our Board.
Executive Officers
Name, Address and Age(1)	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years
Matt Kaplan (35)	Chief Executive Officer and President	Since March 2022	Chief Executive Officer and President – GECC Portfolio Manager – GECM Managing Director – ICAM Analyst – Citadel LLC
Keri A. Davis (38)	Chief Financial Officer and Treasurer	Since March 2019	SEC Reporting Manager – GECM Senior Manager – PricewaterhouseCoopers LLP (“PwC”)

Name, Address and Age(1)	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years
Adam M. Kleinman (47)	Chief Compliance Officer and Secretary	Since October 2017	Chief Operating Officer, Chief Compliance Officer and General Counsel – GECM President and Chief Operating Officer – GEG Partner, Chief Operating Officer and General Counsel – MAST Capital
(1)	The address for each of our executive officers is c/o Great Elm Capital Corp., 800 South Street, Suite 230, Waltham, Massachusetts 02453.
Matt Kaplan has been our Chief Executive Officer and President since March 2022. Mr. Kaplan has served as a Portfolio Manager for GECM, since October 2020, as well as a Managing Director of ICAM focused on investment opportunities across the capital structure. Mr. Kaplan joined ICAM in 2020 after spending four years at Citadel LLC from 2015 to 2019 investing in special situations and event-driven credit and equities. Mr. Kaplan previously worked in Research with Imperial Capital US from 2007 to 2014 and moved to Imperial Capital UK from 2014 to 2015. Mr. Kaplan earned a B.S. in Managerial Economics from the University of California, Davis and holds the Chartered Financial Analyst designation from the CFA Institute.
Keri A. Davis has been our Chief Financial Officer and Treasurer since March 2019. Prior to serving in these positions, Ms. Davis served as SEC Reporting Manager of GECM since June 2018. Prior to joining GECC, Ms. Davis served as a senior manager in the audit practice at PwC, a multinational professional services firm focusing on audit and assurance, tax and consulting services. She was employed in various capacities in the audit practice at PwC from 2005 to 2017. Ms. Davis holds a B.B.A in Accounting from the University of Massachusetts Amherst.
Adam M. Kleinman has been our Chief Compliance Officer and Secretary since September 2017. Mr. Kleinman has served as GEG’s President and Chief Operating Officer since March 2018, and as GECM’s Chief Operating Officer, Chief Compliance Officer and General Counsel since November 2016. Mr. Kleinman was a Partner, Chief Operating Officer and General Counsel of MAST Capital from March 2009 to September 2017. Prior to joining MAST Capital, Mr. Kleinman was an associate in the Banking and Leverage Finance group at Bingham McCutchen LLP, where he represented financial institutions, hedge funds and corporate borrowers in a broad range of commercial finance transactions. He holds a J.D. from the University of Virginia School of Law and a B.A. in History from Haverford College.
Code of Business Conduct and Ethics
We adopted a code of business conduct and ethics which applies to, among others, our executive officers, including our Chief Executive Officer and our Chief Financial Officer. Our code of conduct can be accessed via our website at www.greatelmcc.com. We intend to disclose any amendments to or waivers of required provisions of the code by filing reports on Form 8-K.
Compensation of Directors
The following table shows information regarding the compensation received by our directors for the fiscal year ended December 31, 2021. No compensation is paid to Mr. Reed in his former role as a director.
Name	Fees Earned or Paid in Cash	All Other Name Fees Earned or Paid in Cash Compensation(1)	Total
Independent Directors
Mark Kuperschmid	$65,000	$—	$65,000
Randall Revell Horsey(2)	$65,000	$—	$65,000
Michael C. Speller(3)	$65,000	$—	$65,000

Name	Fees Earned or Paid in Cash	All Other Name Fees Earned or Paid in Cash Compensation(1)	Total

Interested Directors
Peter A. Reed(4)	$—	$—	$—
John E. Stuart(5)	$—	$—	$—
Erik A. Falk	$35,750	$—	$35,750
(1)	In fiscal year 2021, we did not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.
(2)	Mr. Horsey resigned from the Board in March 2022.
(3)	Mr. Speller resigned from the Board in March 2022.
(4)	Mr. Reed resigned from the Board in March 2022.
(5)	Mr. Stuart resigned from the Board in March 2021.
No compensation is paid by us to Mr. Drapkin in his role as director. Mr. Falk received $35,750 in compensation in 2021 and received $7,875 in compensation for his role as director from January 1, 2022 through March 4, 2022. No compensation will be paid by us to Mr. Falk in his role as director after March 4, 2022. Our other directors receive an annual fee of $45,000. They also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting. In addition, the chairman of each of our Board’s standing committees receives an annual fee of $10,000 for his additional services in these capacities. Each member of these committees receives a $5,000 annual fee for serving on these committees. In addition, we purchased directors’ and officers’ liability insurance on behalf of our directors and officers.
Compensation of Executive Officers
We do not provide direct compensation to our officers.. Ms. Davis and Mr. Kleinman are paid by GECM, subject to reimbursement by us for our allocable portion of such compensation under the Administration Agreement. Mr. Kaplan is paid by ICAM, subject to reimbursement by GECM for the allocable portion of such compensation under the Shared Services Agreement between ICAM and GECM.
Compensation Committee Interlocks and Insider Participation
Mr. Horsey, Mr. Kuperschmid and Mr. Speller served on our Compensation Committee during fiscal year 2021. Currently, none of our executive officers are compensated by us, and as such, our Compensation Committee is not required to produce a report on executive officer compensation for inclusion herein. No current or past executive officers or employees of ours or our affiliates serve on our Compensation Committee.

Our Portfolio Managers
GECM manages our portfolio. We consider Matt Kaplan, our Chief Executive Officer, to be our portfolio manager. GECM’s investment team does not receive any direct compensation from us in connection with the management of our portfolio. GECM’s investment personnel may be compensated through: (1) annual base salary; (2) cash bonuses; and (3) equity in GEG.
Matt Kaplan. See “-Executive Officers” above.
Other Accounts Managed
As of March 31, 2022, GECM was primarily responsible for the day-to-day management of two pooled investment funds and three separately managed accounts for an institutional investor.
Name of Investment Committee Voting Member	Type of Accounts	Total No. of Other Accounts Managed	Total Other Assets (in millions)	No. of Other Accounts where Advisory Fee is Based on Performance	Total Assets in Other Accounts where Advisory Fee is Based on Performance (in millions)
Matt Kaplan	Registered Investment Companies:	None	None	None	None
	Other Pooled Investment Vehicles:	2	$16.4	2	$16.4
	Other Accounts:	3	$0	3	$0
Portfolio Manager’s Material Conflicts of Interest
Certain of our executive officers and directors, and the members of the investment committee of GECM, serve or may serve as officers, directors or principals of entities, including ICAM or funds managed by ICAM, that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Further, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with GEG. GECC’s participation in any negotiated co-investment opportunities (other than those in which the only term negotiated is price) with investment funds managed by investment managers under common control with GECM is subject compliance with the SEC order dated May 12, 2020 (Release No. 33864) (the “Exemptive Relief Order”).
Although funds managed by GECM may have different primary investment objectives than us, they may from time to time invest in asset classes similar to those we target. GECM is not restricted from raising an investment fund with investment objectives similar to ours. Any such funds may also, from time to time, invest in asset classes similar to those we target. GECM will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any duties owed to us and such other funds. Nevertheless, it is possible that we may not be given the opportunity to participate in investments made by investment funds managed by investment managers affiliated with GECM. We have received exemptive relief from the SEC that allows us to co-invest, together with other investment vehicles managed by GECM, in specific investment opportunities in accordance with the terms of the order granting such relief.
We pay management and incentive fees to GECM, and reimburse GECM for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. GECM’s management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds and other forms of leverage) and GECM may have conflicts of interest in connection with decisions that could affect our total assets, such as decisions as to whether to incur indebtedness.
The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed and paid on income that may include interest that is accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible.

The Investment Management Agreement renews for successive annual periods if approved by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, we and GECM each have the right to terminate the agreement without penalty upon 60-days’ written notice to the other party. Moreover, conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to our stockholders for approval under the Investment Company Act, and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement.
As a result of the arrangements described above, there may be times when our management team has interests that differ from those of our stockholders, giving rise to a conflict.
Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions we make, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In selecting and structuring investments appropriate for us, GECM will consider our investment and tax objectives and our stockholders, as a whole, not the investment, tax or other objectives of any stockholder individually.
We may also have conflicts of interest arising out of the investment advisory activities of GECM. GECM may in the future manage other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. To the extent that we compete with entities managed by GECM or any of its affiliates for a particular investment opportunity, GECM will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal investment allocation policies, (2) the requirements of the Advisers Act and (3) restrictions under the Investment Company Act regarding co-investments with affiliates, including the requirements of the Exemptive Relief Order.
Ownership of Securities
As of May 31, 2022 Matt Kaplan owned approximately $12,500 of shares of our common stock, which is calculated based on the closing price for shares of our common stock of $12.54 on May 31, 2022.
In connection with GECC’s subscription rights offering (the “Rights Offering”) announced on May 17, 2022, GEG and certain other affiliates of GEG (together with GEG, the “Participating Shareholders”) subscribed and received shares of our common stock.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
Mr. Kaplan serves as a Portfolio Manager for GECM. Mr. Kleinman serves as President and Chief Operating Officer of GEG, the parent company of GECM, in addition to being our Chief Compliance Officer and Secretary. GEG owns approximately 19.3% of our outstanding shares of common stock.
In addition, certain of our executive officers and directors and the members of GECM’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same or related lines of business as GECC or of investment funds managed by our affiliates. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM and any advisers that may in the future become affiliated with GEG. GECC’s participation in any negotiated co-investment opportunities (other than those in which the only term negotiated is price) with investment funds managed by investment managers under common control with GECM is subject to compliance with the Exemptive Relief Order.
Mr. Drapkin is a director of GEG and the Chief Executive Officer & Portfolio Manager of Northern Right, a beneficial owner of more than 5% of GEG’s common stock and an owner of GEG PIK notes. Mr. Drapkin does not receive compensation from us in his role as a director and is an “interested person” as defined under Section 2(a)(19) of the Investment Company Act.
We entered into a license agreement with GEG pursuant to which GEG granted us a non-exclusive, royalty-free license to use the name “Great Elm Capital Corp.” Under the license agreement, we have a right to use the “Great Elm Capital Corp.” name and logo for so long as GECM, or an affiliate thereof, remains our investment adviser.
We are party to the Investment Management Agreement with GECM, which is wholly-owned by GEG. Subject to the overall supervision of our Board, GECM manages our day-to-day operations and provides investment advisory and management services to us pursuant to the Investment Management Agreement. We pay GECM a fee for investment management services, which consisted of (1) base management fees of $3.2 million and $2.5 million for the years ended December 31, 2021, and 2020, respectively, and $0.8 million for the quarter ended March 31, 2022 and (2) an accrued and unpaid aggregate incentive fee of approximately $4.9 million as of March 31, 2022. GECM waived all accrued and unpaid incentive fees pursuant to the Investment Management Agreement as of March 31, 2022. In connection with the incentive fee waiver, we recognized the reversal of these accrued fees during the period ending March 31, 2022, resulting in a corresponding increase in net income and increase in NAV in such period (subject to any offsetting additional expenses or losses). As a result of the waiver, the amount of incentive fees that GECM would have received if the Amendment was in effect in prior periods would not have changed the fees payable during such periods. The results of the vote on Proposal 3 will not affect the waiver of prior incentive fees.
We are also party to the Administration Agreement with GECM. Pursuant to the Administration Agreement, GECM furnishes us with, or otherwise arranges for the provision of, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and other such services as our administrator. We bear all costs and expenses that are incurred in our operation and transactions and not specifically assumed by GECM pursuant to the Investment Management Agreement. For the fiscal years ended December 31, 2021 and 2020, we reimbursed GECM in the amount of $0.7 million and $0.7 million, respectively, for services provided under the Administration Agreement. For the quarters ended March 31, 2022 and 2021, we reimbursed GECM in the amount of $0.2 million and $0.2 million, respectively, for services provided under the Administration Agreement.
GECM has entered into a shared services agreement with ICAM, pursuant to which ICAM makes available to GECM certain employees of ICAM, including Matt Kaplan, to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time. Mr. Kaplan provides services to GECM under a shared services agreement with ICAM. Affiliates of ICAM beneficially own more than 5% of our Company’s outstanding common stock.
On September 20, 2021, we entered into a Membership Interest Purchase Agreement with Lenders Funding, pursuant to which we acquired a majority equity interest in Lenders Funding, a wholesale lending and participant funding business. At the closing: (i) we paid $7.25 million in cash to Lenders Funding, $3.25 million of which was used to purchase 138,888 newly issued shares of our common stock at NAV and (ii) we issued 427,351 shares of our common stock to Lenders Funding at NAV in exchange for a promissory note in aggregate principal amount of $10.0 million payable by Lenders Funding to us. The issuance of the shares was a private placement exempt from registration under Section 4(a)(2) of the Securities Act. All of the proceeds from the transaction were retained by Lenders Funding to support the growth of the business.

The Participating Shareholders subscribed in the Rights Offering.
We have established a written policy to govern the review of potential related party transactions. GECM, our Chief Compliance Officer, and any other officers designated by us are required to review the facts and circumstances of transactions with certain affiliates, and to screen any such transactions, for potential compliance issues under Section 57(h) of the Investment Company Act.
Delinquent Section 16(a) Report
Pursuant to Section 16(a) of the Exchange Act, our directors and executive officers, and any persons holding more than 10% of our common stock, are required to report their beneficial ownership and any changes therein to the SEC and to us. Based solely on a review of copies of such reports and written representations made to us, we believe that during the fiscal year ended December 31, 2021, all such required filings were made in a timely manner, with the exception of eight Form 4s filed on behalf of each of John Edward Stuart, Michael C. Speller, Mark Kuperschmid, Randall Revell Horsey, GEG, Peter Reed, Adam Kleinman and Keri Davis on January 26, 2021. Each of these late Form 4 filings reported shares of common stock acquired in connection with a stock dividend distribution on January 21, 2021.
Certain Risks Represented by our Investments
Please see the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2021, especially “Item 1A. Risk Factors—Risk Relating to Our Investments— A significant portion of our investment in Avanti has been written down and placed on non-accrual status and we may lose all of our investment in Avanti.”

ANNEX A

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT
INVESTMENT MANAGEMENT AGREEMENT, dated as of [•], 2022 (this “Agreement”), by and between Great Elm Capital Corp., a Maryland corporation (the “Company”), and Great Elm Capital Management, Inc., a Delaware corporation (the “Investment Manager”).
RECITALS
The Company is a closed-end management company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
The Investment Manager is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
The Company has entered into an Agreement and Plan of Merger with Full Circle Capital Corporation, a Maryland corporation (“Full Circle”), that has elected to be treated as a BDC under the Investment Company Act, providing for the merger of Full Circle with and into the Company (the “Merger”).
The Company and the Investment Manager are parties to the investment management agreement, dated September 27, 2016, by and between the Company and the Investment Manager (the “Prior Agreement”).
The Company and Investment Manager desire to amend and restate the Prior Agreement in order to modify the measurement period and deferral of certain incentive fees payable by the Company to the Adviser as reflected in Sections 4.4 and 4.5 hereof, and to set forth the terms and conditions for the continued provision by the Adviser of investment advisory services to the Company; and
The Company’s board of directors and stockholders have approved this amended and restated investment advisory and management agreement (this “Agreement”) in accordance with the requirements of the Investment Company Act of 1940, as amended.
AGREEMENT
In consideration of the foregoing, and the mutual promises in this Agreement, the parties, intending to be legally bound, agree as follows:
1. SUB-ADVISERS. The Investment Manager may engage one or more investment advisers which are registered under the Advisers Act to act as sub-advisers to provide the Company certain services set forth in Article 2, all as shall be set forth in a written contract to which the Company and the Investment Manager shall be parties, which contract shall be subject to approval by the vote of a majority of the board of directors of the Company (the “Board of Directors”) who are not interested persons of the Investment Manager, any sub-adviser, or of the Company, cast in person at a meeting called for the purpose of voting on such approval and, to the extent required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company and otherwise consistent with the Investment Company Act.
2. MANAGEMENT SERVICES.
2.1 Investment Management. The Investment Manager will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company consistent with the investment objectives and policies of the Company. The Investment Manager will (a) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (b) identify, evaluate and negotiate the structure of the investments made by the Company and its consolidated subsidiaries (each, a “Company Investment”); (c) close and monitor the Company’s investments; (d) determine the securities and other assets that the Company will purchase, retain, or sell; (e) perform due diligence on prospective portfolio companies or other Company Investments; (f) determine what portion of the Company’s Investments shall be held in cash and cash equivalents and (g) provide the Company with such other investment advisory services as the Company may, from time to time, reasonably request, and that the Investment Manager agrees to provide, for the investment of the Company’s funds, subject always to the provisions of the Company’s organizational documents as in effect from time to time and of the Investment Company Act, and to the investment objectives, policies and restrictions of the Company, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Directors may from time to time establish.
2.2 Special Purpose Vehicles. The Investment Manager is hereby authorized to cause the Company to make Company Investments, directly or indirectly through one or more subsidiaries or special purposes vehicles.
2.3 Power to Bind the Company. The Investment Manager is hereby authorized, on behalf of the Company and at the direction of the Board of Directors pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Company Investments and other property and funds held or owned by the Company, including voting and providing consents and waivers with respect to the Company Investments and exercising and enforcing rights with respect to any claims relating to such Company Investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization.
2.4 Managerial Assistance. The Investment Manager will, to the extent such services are not otherwise provided or procured on the Company’s behalf by the Administrator, provide significant managerial assistance to those portfolio companies of the Company that request such assistance from the Company and to which the Company agrees to provide such services pursuant to the Investment Company Act; provided, however, that any reasonable out-of-pocket fees and expenses actually incurred by the Investment Manager in connection therewith (exclusive of the compensation of any investment professionals of the Investment Manager) shall be subject to reimbursement by the Company pursuant to Section 3.4 of this Agreement.
2.5 Board Reporting. In addition to the requirements under the Investment Company Act, the Investment Manager will also provide to the Board of Directors such periodic and special reports as it may request.
2.6 Books and Records. The Investment Manager will maintain all books and records with respect to the Company’s securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Administrator or the Company’s custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the Investment Company Act unless any such records are earlier surrendered as provided below. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Investment Manager agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Investment Manager further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records may be surrendered in machine-readable form. The Investment Manager shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.
2.7 Change in Ownership Notice. The Investment Manager shall notify the Board of Directors at least 90 days in advance of any transaction (or as soon thereafter as the Investment Manager becomes aware of such transaction) involving the Investment Manager that could result in an assignment of this Agreement resulting in its termination pursuant to Section 7.3 hereto.
2.8 Debt Financing. The Investment Manager will use commercially reasonable efforts to arrange for debt financing on the Company’s behalf as determined necessary by the Investment Manager, subject to oversight and approval of the Board of Directors.
2.9 Non-Exclusive Relationship and Transaction Fees. The Investment Manager’s services hereunder are not deemed exclusive, and it shall be free to render similar services to others. The Investment Manager may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that the Investment Manager’s services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of the Investment Manager or any manager, partner, officer or employee of the Investment Manager to engage in any other business or to devote his, her or its time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith; provided, however, any transaction, loan origination, advisory, managerial assistance or other fees received in connection with the Company’s activities or the Investment Manager’s activities as they relate to the Company shall be the property of the Company.
3. ALLOCATION OF CHARGES AND EXPENSES.
3.1 Costs Generally. All investment professionals of the Investment Manager and its staff, when and to the extent engaged in providing services required to be provided by the Investment Manager under Sections 2.1, 2.4, 2.5, 2.6 and 2.8 of this Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Manager and not by the Company.
3.2 Non-Covered Costs. Other than those expenses specifically allocated to the Investment Manager in Section 3.1, the Company will bear all costs and expenses of its operations and transactions, including those relating to:
(a) organizational expenses of the Company;
(b) fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the investments of the Company, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);
(c) out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the provision of managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of the Investment Manager);
(d) interest or other costs associated with debt, if any, incurred to finance the Company’s business;
(e) fees and expenses incurred by the Company in connection with the Company’s membership in investment company organizations;
(f) brokers’ commissions;
(g) investment advisory and management fees;
(h) fees and expenses associated with calculating the Company’s net asset value (including the costs and expenses of any independent valuation firm);
(i) fees and expenses relating to offerings of the Company’s common stock and other securities;
(j) legal, auditing or accounting expenses;
(k) federal, state and local taxes and other governmental fees;
(l) the fees and expenses of the administrator (together with any successor administrator, the “Administrator”) and any sub-administrator to the Company, the Company’s transfer agent or sub-transfer agent, and any other amounts payable under the administration agreement to be entered into by and between the Company and the Administrator concurrent herewith (the “Administration Agreement”), or any similar administration agreement or sub-administration agreement to which the Company may become a party;
(m) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of securities of the Company;
(n) the expenses of and fees for registering or qualifying shares of the Company for sale and of maintaining the registration of the Company and registering the Company as a broker or a dealer;
(o) the fees and expenses of the directors of the Company who are not interested persons (as defined in the Investment Company Act);

(p) the cost of preparing and distributing reports, proxy statements and notices to shareholders, the Securities and Exchange Commission (“SEC”) and other governmental or regulatory authorities;
(q) costs of holding shareholder meetings;
(r) listing fees;
(s) the fees or disbursements of custodians of the Company’s assets, including expenses incurred in the performance of any obligations enumerated by the certificate of incorporation or bylaws of the Company insofar as they govern agreements with any such custodian;
(t) any amounts payable under the Company’s agreement with the Administrator;
(u) the Company’s allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cybersecurity and related consultants and email retention) that are used by the Company or by the Investment Manager, the Administrator or their respective affiliates on behalf of the Company (which allocable portion shall exclude any such costs related to investment professionals of the Investment Manager providing services to the Company hereunder);
(v) the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
(w) direct costs and expenses incurred by the Company, the Investment Manager or the Administrator in connection with the performance of administrative services on behalf of the Company, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;
(x) all other expenses incurred by the Company, the Investment Manager or the Administrator in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and
(y) costs incurred by the Company in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses of the Company not incurred in the ordinary course of the Company’s business.
3.3 Investment Manager’s Option to Reduce Fees. The Investment Manager may (but is not obligated to) impose a voluntary cap on the amount of expenses that will be borne by the Company on a monthly or annual basis. Any such expense cap may be increased, decreased, waived or eliminated at any time at the Investment Manager’s sole discretion, subject to reasonable notice to the Board of Directors of the Company.
3.4 Reimbursement. To the extent that expenses properly borne by the Company pursuant to this Article 3 are paid by the Investment Manager, the Company shall reimburse the Investment Manager for such expenses (without any profit thereto), provided, however, that the Investment Manager may elect, from time to time and in its sole discretion, to bear certain of the Company’s expenses set forth above, including organizational and other expenses, provided, further, that the aggregate amount of expenses accrued for reimbursement pursuant to this Section 3.4 that pertain to direct compensation costs of financial, compliance and accounting personnel that perform services for the Company, inclusive of the fees charged by any sub-administrator to provide such financial, compliance and/or accounting personnel to the Company (“Compensation Expenses”), during the twelve months beginning on the date immediately following consummation of the Merger, when taken together with Compensation Expenses reimbursed or accrued for reimbursement by the Company pursuant to the Administration Agreement during such period, shall not exceed 0.50% of the Company’s average net asset value during such period.
4. Compensation of the Investment Manager. The Company agrees to pay, and the Investment Manager agrees to accept, as compensation for the services provided by the Investment Manager hereunder, a management fee

(“Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Investment Manager or to the Investment Manager’s designee as the Investment Manager may otherwise direct. To the extent permitted by applicable law, the Investment Manager may elect, or the Company may adopt a deferred compensation plan pursuant to which the Investment Manager may elect, to defer all or a portion of its fees hereunder for a specified period of time.
4.1 Management Fee. The Management Fee will be payable quarterly in arrears. The Management Fee will be calculated based on the average value of the Company’s total assets (determined under United States generally accepted accounting principles as in effect at the time of the applicable calculation required hereunder (“GAAP”)) (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter (“Average Gross Assets”). Management Fees for any partial month or quarter will be appropriately pro-rated. The Management Fee shall begin to accrue on the day immediately following completion of the Merger. The Management Fee shall be 1.50% per annum of Average Gross Assets.
4.2 The Incentive Fee. The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on the Company’s and its consolidated subsidiaries’ income (the “Income Incentive Fee”) and a portion is based on the Company’s and its consolidated subsidiaries’ capital gains (the “Capital Gains Incentive Fee”), as set forth in Sections 4.3 and 4.4, respectively.
4.3 Income Incentive Fee. The Income Incentive Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the quarter. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company and its consolidated subsidiaries during the calendar quarter, minus the Company’s and its consolidated subsidiaries’ operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement or hereunder, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Income Incentive Fee and any Capital Gains Incentive Fee).
(a) Pre-Incentive Fee Net Investment Income includes any accretion of original issue discount, market discount, payment-in-kind interest, payment-in-kind dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that the Company and its consolidated subsidiaries have recognized in accordance with GAAP, but have not yet received in cash (collectively, “Accrued Unpaid Income”). Pre-Incentive Fee Net Investment Income does not include any realized capital gains or losses or unrealized capital appreciation or depreciation.
(b) Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined in accordance with GAAP) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). The Company will pay the Investment Manager the Income Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:
(i) no Income Incentive Fee in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;
(ii) 100% of Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and
(iii) 20% of the amount of Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).
These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the then current quarter.
(c) Any Income Incentive Fee otherwise payable under this Section 4.3 with respect to Accrued Unpaid Income (collectively, the “Accrued Unpaid Income Incentive Fees”) shall be deferred, on a security by security basis, and shall become payable only if, as, when and to the extent cash is received by the Company or its consolidated subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (A) reduce Pre-Incentive Fee Net Investment Income and (B) reduce the amount of Accrued Unpaid Income Incentive Fees deferred under this Section 4.3(c). Subsequent payments of Accrued Unpaid Income Incentive Fees deferred pursuant to this Section 4.3(c) shall not reduce the amounts otherwise payable for any quarter pursuant to this Section 4.3.
4.4 Capital Gains Incentive Fee. The Capital Gains Incentive Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement), commencing on April 1, 2022, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital losses (excluding, for the avoidance of doubt, any realized capital losses arising from unrealized capital deprecation occuring prior to April 1, 2022) and aggregate unrealized capital depreciation from (2) the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital gains, in each case calculated from and after April 1, 2022. If such amount is positive at the end of such year, then the Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Incentive Fee for such year. If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Incentive Fee. For purposes of this Section 4.4:
(a) The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (i) the net sales price of each Company Investment when sold and (ii) the accreted or amortized cost basis of such Company Investment.
(b) The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (i) the net sales price of each Company Investment when sold is less than (ii) the accreted or amortized cost basis of such Company Investment.
(c) The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (i) the fair value of each Company Investment as of the applicable Capital Gains Fee calculation date and (ii) the accreted or amortized cost basis of such Company Investment.
(d) Notwithstanding the foregoing, if the Company or any of its consolidated subsidiaries is required by GAAP to record a Company Investment at its fair value as of the time of acquisition instead of at the actual amount paid for such Company Investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Incentive Fee on Capital Gains, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (i) (A) the actual amount paid by the Company for such Company Investment plus (y) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such Company Investment plus (B) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (ii) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such Company Investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such Company Investment (as determined in accordance with GAAP) at the time of acquisition.
4.5 Mandatory Deferral. The amount of Income Incentive Fee otherwise payable to the Investment Manager in any quarter (excluding Accrued Unpaid Income Incentive Fees deferred pursuant to Section 4.3(c) with respect to such quarter) shall be deferred to the extent that it exceeds (A) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the most recent twelve full calendar quarter period ending on or prior to the date such payment is to be made (the “Trailing Twelve Quarters”) less (B) the aggregate Income Incentive Fees that were previously paid to the Investment Manager during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees deferred pursuant to Section 4.3(c) during such Trailing Twelve Quarters and not subsequently paid) (the “Deferred Incentive Fees”). Any Deferred Incentive Fees shall be carried over for payment by the Company in subsequent calculation periods, to the extent such payment could otherwise be made under this Agreement. For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means (x) Pre-Incentive Fee Net Investment Income in respect of the Trailing Twelve Quarters less (y) Net Capital Loss, if any, in respect of the Trailing Twelve Quarters. “Net Capital Loss” means for any period the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, during such period and (ii) aggregate capital gains, whether realized or unrealized, during such period, each as calculated in accordance with GAAP. Fee deferral pursuant to this Section 4.5 will be calculated with respect to the first twelve full calendar quarters that commence on April 1, 2022 using the appropriate portion thereof that may be less than twelve full calendar quarters.
4.6 Special Rule for Swaps.
(a) For purposes of computing the Capital Gain Incentive Fee, the realized capital gains with respect to swaps or derivative contracts will accrue upon realization of any net gains and losses attributable to the underlying securities constituting the reference assets of such swaps or derivative contracts upon settlement thereof, after taking into account any payments received from the counterparty thereto during the term of such swap or derivative contract.
(b) Pre-Incentive Fee Net Investment Income shall not include realized gain or loss or unrealized appreciation or depreciation recognized in respect of swaps or derivative contracts.
(c) Any unrealized appreciation or depreciation on swaps or derivative contracts will be reflected in Average Gross Assets for purposes of determining the Management Fee, and any such unrealized depreciation will be taken into account in calculating the Capital Gains Incentive Fee.
5. BEST EXECUTION.
5.1 Best Execution. The Investment Manager or its agent shall arrange for the placing of all orders for the purchase and sale of Company Investments with brokers or dealers selected by the Investment Manager. In the selection of such brokers or dealers and the placing of such orders, the Investment Manager is directed at all times to seek to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the brokerage firm and the brokerage firm’s risk and skill in positioning blocks of securities.
5.2 Exceptions to Best Execution. Subject to applicable legal requirements, the Investment Manager may select a broker based partly upon brokerage or research services provided to the Company, the Investment Manager and any of its other accounts. It is also understood that it is desirable for the Company that the Investment Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Company than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Investment Manager is authorized to place orders for the purchase and sale of securities for the Company with such brokers, subject to review by the Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Investment Manager in connection with its services to other clients. If any occasion should arise in which the Investment Manager gives any advice to its clients concerning the shares of the Company, it will act solely as investment counsel for such clients and not in any way on behalf of the Company. The Investment Manager may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Company as well as its other customers (including any investment company or advisory account for which the Investment Manager or any of its affiliates acts as an investment adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other customers.
6. LIMITATION OF LIABILITY OF INVESTMENT MANAGER AND THE COMPANY.
6.1 Limitation of Liability; Indemnification. To the fullest extent permitted by law, the Investment Manager, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the “Indemnified Parties”), shall not be liable to the Company for any action taken or omitted to be taken by the Investment Manager in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except as otherwise provided herein or to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. To the fullest extent permitted by law, the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Investment Manager’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the foregoing provisions of this Section 6.1 to the contrary and in accordance with Section 17(i) of the Investment Company Act, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Investment Manager’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act).
6.2 Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Investment Manager is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Investment Manager shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Investment Manager or under the control or direction of the Investment Manager, even if paid by the Investment Manager.
7. DURATION AND TERMINATION OF THIS AGREEMENT.
7.1 Duration. This Agreement shall remain in full force and effect for two years from the date first written above and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Company’s directors who are not interested persons (as defined in the Investment Company Act) and in accordance with the requirements of the Investment Company Act and (b) by a vote of a majority of the Board of Directors or of a majority of the outstanding voting securities of the Company. The aforesaid requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the Investment Company Act.
7.2 Termination for Convenience. This Agreement may, on sixty days written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the Board of Directors, by vote of a majority of the outstanding voting securities of the Company, or by the Investment Manager.
7.3 Change of Control of the Investment Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of “interested person,” “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.
7.4 Effect of Termination. Any termination of this Agreement pursuant to this Article 7 shall be without penalty or other additional payment save that (a) the Company shall pay the Management Fee and Incentive Fee per Article 4 prorated to the date of termination; and (ii) the Company shall honor any trades entered into by it or the Investment Manager on its behalf prior to such termination, but not settled before the date of any such termination. Section 2.6 and Articles 3, 4, 6, 7 and 9 shall survive the termination of this Agreement.
8. CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested or required to be disclosed by any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by legal counsel of either of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Company hereby consents and authorizes the Investment Manager and its affiliates to use and disclosure confidential information relating to the Company in connection with (a) the preparation of performance information relating to the Company and (b) in connection with any contemplated sale of the outstanding equity or assets of the Investment Manager, Administrator, or any person who may be deemed to “control” either of the Investment Manager or the Administrator, in each case within the meaning of the Investment Company Act.
9. GENERAL
9.1 Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required under the Investment Company Act, no amendment of this Agreement shall be effective as to the Company until approved by vote of the holders of a majority of the outstanding voting securities of the Company and by a majority of the Board of Directors, including a majority of the directors who are not interested persons (as defined in the Investment Company Act) of the Company and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Changes, waivers, restatements, amendments to this Agreement and discharge of specific obligations hereunder shall not be deemed a termination of this Agreement.
9.2 Due Authorization; Enforceability; No Conflict. Each party represents and warrants to each other party that: (a) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder have been duly authorized by all necessary actions on the part of such party, (b) this Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except to the extent limited by general principles of equity and bankruptcy, insolvency or similar laws and general equitable principles affecting the rights of creditors generally and (c) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder (i) do not conflict with such party’s organizational or governing documents and (ii) do not conflict with, result in a breach or violation of, or constitute a default under any law, regulations, rule or any order of any governmental authority applicable to such party or any material contract to which such party or such party’s property is bound. The Company represents that this Agreement has been approved by the holders of a majority of the outstanding shares of the Company’s voting stock.
9.3 Independent Contractors. The Investment Manager is an independent contractor. No trust, joint venture or relationship (other than contractual) is formed hereby. Except as expressly provided or authorized herein, the Investment Manager shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
9.4 Choice of Law. Other than the provisions of the Maryland General Corporation Law mandatorily applicable to corporate formalities, this Agreement and the transactions contemplated hereby will be governed by (i) the laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware and (ii) the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
9.5 Enforcement.
(a) Any dispute arising under, related to or otherwise involving this Agreement will be litigated in the Court of Chancery of the State of Delaware. The parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.
(b) Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.
(c) Each of the parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE ARRANGEMENTS CONTEMPLATED HEREBY.
(d) Process may be served in the manner specified in Section 9.6, such service will deemed effective on the date of such notice, and each party irrevocably waives any defenses or objections it may have to service in such manner.
(e) The parties irrevocably stipulate that irreparable damage would occur if any of the provisions of this Agreement were not performed per their specific terms. Accordingly, each party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.
(f) The court shall award attorneys’ fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.
(g) Nothing herein shall constitute a waiver or limitation of any rights which the Company may have, if any, under any applicable law.
9.6 Notices. All notices and other communications hereunder will be in writing and will be deemed given when delivered personally or by an internationally recognized courier service, such as DHL, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):
(a)	If to the Investment Manager:	Great Elm Capital Management, Inc. 200 Clarendon Street, 51St Floor Boston, MA 02116 Attention: General Counsel
(b)	If to the Company:	Great Elm Capital Corp. 200 Clarendon Street, 51st Floor Boston, MA 02116 Attention: General Counsel
9.7 No Third Party Beneficiaries. Except with respect to the Indemnified Parties, this Agreement is solely for the benefit of the parties, and no other person will be entitled to rely on this Agreement or to anticipate the benefits of this Agreement as a third party beneficiary hereof.
9.8 Assignment. No party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement in whole or in part (whether by operation of law or otherwise), without the prior written content of the other parties. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 9.8 or the Investment Company Act will be null and void.

9.9 No Waiver. No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
9.10 Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
9.11 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.
9.12 Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party. Each party need not sign the same counterpart.
9.13 Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement. References to documents includes electronic communications.

The parties have caused this Agreement to be duly executed and delivered as of the date first written above.
GREAT ELM CAPITAL CORP.

By:
Name:
Title:
GREAT ELM CAPITAL MANAGEMENT, INC.

By:
Name:
Title:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GECC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the control number (indicated below) available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88899-Z83024 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREAT ELM CAPITAL CORP.

The Board of Directors recommends you vote FOR the nominee in Proposal 1:

1. Election Of Class III Director

Nominee:	**For**	**Withhold**
1a. Chad Perry	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

D88900-Z83024

GREAT ELM CAPITAL CORP.
Annual Meeting of Stockholders
August 1, 2022 8:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The signatory hereto hereby appoints Adam M. Kleinman and Matt Kaplan and either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Great Elm Capital Corp., that the signatory hereto is entitled to vote at the Annual Meeting of Stockholders of the company to be held on August 1, 2022 beginning at 8:30 AM Eastern Time, on the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Shares represented by this Proxy will be voted as directed by the stockholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no such directions are indicated: FOR election of all Director nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Continued and to be signed on reverse side